SECURITIES PURCHASE AGREEMENT

BETWEEN

PETROHAWK ENERGY, LLC

AND

BETA OIL & GAS, INC.

December 12, 2003

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is entered into effective this 12th day of December, 2003, by and between Petrohawk Energy, LLC, a Delaware limited liability company (“Petrohawk”) and Beta Oil & Gas, Inc., a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and desires to issue and sell to Petrohawk (a) certain shares of the Company’s common stock, (b) a senior convertible note, and (c) certain warrants to purchase shares of the Company’s common stock, all on the terms and conditions set forth herein;

WHEREAS, Petrohawk desires to purchase such securities from the Company on the terms and conditions set forth herein; and

WHEREAS, the Company, Petrohawk and the Major Stockholders have entered into the Stockholders Agreement in the form of Exhibit C attached hereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

TERMS DEFINED

SECTION 1.1.  Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to the Company, any director or executive officer of the Company or any Subsidiary or any Person who holds ten percent (10%) or more of the voting stock of the Company, and with respect to Petrohawk, any member of Petrohawk, and to the extent applicable, the members of any such member. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise. Petrohawk shall not be considered an Affiliate of the Company for purposes of this Agreement or the other Transaction Documents.

1

“Agreement” means this Securities Purchase Agreement.

“Audit” means any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

“Authorized Officer” means, as to any Person, its chairman (except that the chairman of the Company is not an Authorized Officer of the Company), its chief executive officer, its president, its chief operating officer, its Financial Officer and any vice president.

“Benefit Plan” means any employee benefit plan or welfare benefit plan within the meaning of section 3(2) of ERISA maintained by the Company, any of its Subsidiaries or any ERISA Affiliate that is or was previously covered by Title IV of ERISA or subject to the minimum funding standards under section 412 of the IRC, including a “multiemployer plan” as such term is defined in section 3(37) of ERISA, under which the Company or any of its Subsidiaries has any current or future obligation or liability and under which any present or former employee of the Company or any of its Subsidiaries, or such present or former employee’s dependents or beneficiaries, has any current or future right to benefits.

“BOK” means Bank of Oklahoma, National Association.

“BOK Senior Credit Agreement” means that certain First Amended and Restated Revolving Credit Agreement dated as of March 30, 1999, by and among the Company, Beta Operating Company, L.L.C., as Borrower, and BOK, as Lender as amended on February 1, 2000, June 15, 2000, March 19, 2001, March 15, 2002 and June 30, 2003.

“BOK Senior Debt” means all Debt of the Company outstanding under the BOK Senior Credit Agreement, including all renewals and extensions thereof.

“BOK Senior Debt Documents” means the BOK Senior Credit Agreement and all promissory notes, security agreements, mortgages, deeds of trust, assignments, guarantees and other documents, instruments and agreements executed and delivered pursuant to the BOK Senior Credit Agreement evidencing, securing, guaranteeing or otherwise pertaining to the BOK Senior Debt and other obligations arising under the BOK Senior Credit Agreement, as the foregoing may be amended, renewed, extended, supplemented, increased or otherwise modified from time to time to the extent permitted hereunder.

“Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in Tulsa, Oklahoma are authorized by law to close.

“Capital Lease” means, for any Person, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee of such lease prepared as of such date in accordance with GAAP.

2

“Change of Control” means the occurrence of any of the following: (a) the sale, lease, transfer or other disposition, in one transaction or a series of related transactions, of more than fifty percent (50%) of the value of the Oil and Gas Interests as set forth in the most current reserve report of the Company and any of its Subsidiaries (on the date hereof, the Reserve Report is the most recent reserve report), or (b) any sale, transfer, merger, consolidation, disposition or other transaction which results in any Person or Persons individually or together with their Affiliates owning more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis. The issuance of the Securities pursuant to this Agreement and the other Transaction Documents shall not constitute a Change of Control as contemplated hereby or by the other Transaction Documents.

“Charter Documents” means, with respect to any Person, its certificate of incorporation, articles of incorporation, certificate of formation, articles of organization, bylaws, partnership agreement, regulations, limited liability company agreement, operating agreement and all other comparable charter documents.

“Closing” has the meaning given such term in Section 2.2 hereof.

“Closing Date” means no later than the first Business Day after the date of the Company’s Stockholders’ meeting whereby the Company Stockholder Approval is obtained.

“Closing Transactions” means the transactions which will occur on the Closing Date pursuant to the Transaction Documents.

“COBRA” has the meaning given such term in Section 7.14 hereof.

“Commission” means the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act or the Exchange Act.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Common Stock Shares” means the 15,151,515 shares of Common Stock to be purchased by Petrohawk pursuant to this Agreement.

“Common Stock Shares and Warrant Purchase Price” has the meaning given such term in Section 2.1 hereof.

“Company” has the meaning given such term in the preamble hereto.

“Company Acquisition Proposal” has the meaning given such term in Section 9.12 hereof.

3

“Company Financial Statements” means the audited and unaudited consolidated financial statements of the Company and its Subsidiaries (including the related notes) included (or incorporated by reference) in the Company’s Annual Report on Form 10-K for each of the four fiscal years ended December 31, 2000, 2001, 2002, and the Company’s Quarterly Report on Form 10-Q for its fiscal quarters ended March 31, June 30, 2003 and September 30, 2003, filed with the Commission.

“Company Material Adverse Effect” means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties, prospects or results of operations of the Company or any of its Subsidiaries. Company Material Adverse Effect shall not include any event, circumstance, condition, development or occurrence resulting from (x) any changes in general United States or global economic conditions or (y) any changes affecting the oil and gas industry in general (including changes to commodity prices).

“Company Material Agreements” has the meaning set forth in Section 7.7 hereof.

“Company Preferred Stock” has the meaning set forth in Section 7.4 hereof.

“Company SEC Documents” has the meaning set forth in Section 7.27 hereof.

“Company Stockholder Approval” shall mean the approval of the issuance of the Securities pursuant to this Agreement, any other proposals necessary to effect the issuance of the Securities by the respective numbers of stockholders of the Company necessary under law to approve such items. For this purpose, a proposal to increase the number of Company authorized shares to cover the Warrant Shares and Conversion Shares shall not be considered a part of “Company Stockholder Approval.”.

“Confidentiality Agreement” means that certain confidentiality agreement dated August 29, 2003, by and between the Company and Petrohawk.

“Conversion Shares” means shares of Common Stock issued upon conversion of the Note.

“Debt” means, for any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all indebtedness of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) the present value of all obligations in respect of Capital Leases of such Person, (g) any obligation of such Person representing the deferred purchase price of property or services purchased by such Person other than trade payables incurred in the ordinary course of business or funds held in suspense by the

4

Company or any of its Subsidiaries in connection with the operation of oil and gas wells and the marketing of production therefrom, (h) any indebtedness, liability or obligation secured by a Lien on the assets of such Person whether or not such indebtedness, liability or obligation is otherwise non-recourse to such Person, (i) liabilities arising under future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts and similar agreements, (j) liabilities with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), (k) all obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, letters of credit, surety or other bonds and similar instruments, (l) all obligations under leases (other than Capital Leases and oil and gas leases) which require such Person or its Affiliate to make payments, (m) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (n) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person, (o) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock, (p) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (q) all liability of such Person as a general partner or joint venturer for obligations of the nature described in (a) through (p) preceding.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defensible Title” means such right, title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens or other defects.

“Disclosure Schedule” means the disclosure schedule entitled Beta Disclosure Schedule separately provided by the Company to Petrohawk on or before the date hereof, and any documents listed on such disclosure schedule and expressly incorporated therein by reference.

“DO Indemnification Period” has the meaning set forth in Section 9.11 hereof.

“Environmental Complaint” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, municipal or other Governmental Authority or any other party involving a Hazardous Discharge, Environmental Contamination or any violation of any order, permit or Environmental Law and Laws.

5

“Environmental Contamination” means the presence of any Hazardous Substances, which presence results from a Hazardous Discharge.

“Environmental Law and Laws” means any law, common law, ordinance, regulation or policy of any Governmental Authority, as well as any order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), industrial hygiene, the environmental conditions on, under, or about any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other party, including, without limitation, soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of Environmental Contamination. Environmental Law and Laws include, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Oil Pollution Act of 1990, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, the Hazardous Materials Transportation Act, as amended, and any other federal, state and local law whose purpose is to conserve or protect health, the environment, wildlife or natural resource.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

“ERISA Affiliate” means the Company or any of its Subsidiaries and any other corporation or trade or business under common control with the Company or any of its Subsidiaries or treated as a single employer with the Company or any of its Subsidiaries as determined under sections 414(b), (c), (m) or (o) of the IRC.

“Event of Default” has the meaning set forth in the Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute.

“Exhibit” refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

“Financial Officer” means, as to any Person, its chief financial officer, or if no Person serves in such capacity, the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, financial compliance and similar functions.

6

“Fully Diluted Basis” means, with reference to outstanding Common Stock, the shares of Common Stock that would be outstanding assuming that all outstanding options, warrants and other rights to acquire Common Stock had been exercised (regardless of whether such rights are then exercisable) and all securities convertible into Common Stock had then been converted (regardless of whether such securities are then convertible) and had been issued, all in accordance with GAAP. Any reference in this Agreement or any of the other Transaction Documents to “holder(s) of outstanding Common Stock on a Fully Diluted Basis” or words of similar import shall be deemed to include holder(s) of outstanding options, warrants or similar rights to acquire Common Stock or securities convertible into Common Stock.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

“Governmental Authority” means any national, state or county, municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets.

“Guaranty” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support of otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that, the term “Guaranty” shall not include endorsements for collection or deposit in the ordinary course of business. For purposes of this Agreement, the amount of any Guaranty shall be the maximum amount that the guarantor could be legally required to pay under such Guaranty.

“Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Hazardous Substance at, from, onto, under or within any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other Person.

7

“Hazardous Substance” means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Environmental Law and Laws or which is otherwise regulated by any Environmental Law and Laws.

“Holder” with respect to any Security, shall mean the record or beneficial owner of such Security.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Hydrocarbons” means oil, condensate, gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids and other liquid or gaseous hydrocarbons and all products refined or separated therefrom.

“Indemnified Parties” has the meaning set forth in Section 9.11 hereof.

“Intellectual Property” has the meanings set forth in Section 7.18 hereof.

“Investment” in any Person means any investment, whether by means of securities purchase (whether by direct purchase from such Person or from an existing holder of securities of such Person), loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Debt or other obligation of such Person, or the subordination of any claim against such Person to other Debt or other obligation of such Person; provided, that, “Investments” shall not include advances made to employees of such Person for reasonable travel, entertainment and similar expenses incurred in the ordinary course of business.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any regulation promulgated thereunder, and any successor statute.

“Knowledge” means actual knowledge, and, with respect to any corporation, limited liability company, partnership or other business entity, shall mean the actual knowledge of the officers, managers, general partners or other executive management of such entity.

“Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality, or Governmental Authority.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for

8

security purposes or (ii) production payments and the like payable out of oil and gas properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Major Stockholders” means those Company Stockholders set forth on Exhibit E.

“Material Agreement” means any written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject (a) which is not cancelable by such Person upon notice of sixty (60) days or less without liability for further payment other than nominal penalty, (b) pursuant to which such Person acquires any material portion of the raw materials, supplies or services used or consumed by such Person in the operation of its business (unless such raw materials, supplies or services are readily available to such Person from other sources on comparable terms), or (c) pursuant to which such Person derives any material part of its revenues.

“Maximum Lawful Rate” means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Note at such time to exceed the maximum amount which Noteholders would be allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Transaction Documents.

“Note” means the Company’s Senior Convertible Promissory Note in the principal amount of $35,000,000 to be issued by the Company to Petrohawk pursuant to this Agreement which shall be in the form of Exhibit A attached hereto.

“Note Purchase Price” has the meaning given such term in Section 2.1 hereof.

“Note Register” means a register maintained by the Company setting forth the name and address of each Noteholder and the principal amount of the Note held by such Noteholder.

“Noteholder” means any Person in whose name a Note is registered on the Note Register.

“Obligations” means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of the Company, any of its Subsidiaries and any other Person arising pursuant to the Transaction Documents, and all interest accrued thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed,

9

contingent, liquidated, unliquidated, joint, several or joint and several.

“Oil and Gas Interest(s)” means (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, area of mutual interest agreements, farmout agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, mineral servitudes, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, injection, processing, and storage facilities (including tanks, tank batteries, pipelines, salt water disposal systems, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Ownership Interests” means the ownership interests of the Company and any of its Subsidiaries in its assets, as set forth on Schedule 1.1A of the Disclosure Schedule.

“Per Share Stock Price” means for the Common Stock on any day, the last sale price, or, in case no such sale takes place on such day, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, or such other system then in use.

“Permitted Encumbrances” means (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if the Company or any of its Subsidiaries shall have set aside on their books such reserves (segregated to the extent required by sound accounting principles) as may be required by GAAP or otherwise determined by their boards of directors to be adequate with respect thereto; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if the Company or any of its Subsidiaries shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by GAAP or otherwise determined by its

10

board of directors to be adequate with respect thereto; (c) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance and social security legislation (other than ERISA); (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (e) Liens incurred in the ordinary course of business or existing on property and not (i) reducing the Company’s net revenue interest in any Oil and Gas Interests below that set forth on Schedule 1.1A, (ii) increasing the Company’s Working Interest in any Oil and Gas Interest above that set forth on Schedule 1.1A or (iii) in the aggregate materially impairing the value of the assets of the Company or any of its Subsidiaries or interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries or rights to any of their assets; (f) Liens created or arising by operation of law to secure a party’s obligations as a purchaser of oil and gas; (g) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to Closing; (h) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar arrangements relating to the exploration, development of, or production from, Hydrocarbon properties entered into in the ordinary course of business; (i) preferential rights to purchase and Third Party Consents (to the extent not triggered by the consummation of the transactions contemplated herein); and (j) Liens arising under or created pursuant to the BOK Senior Debt Documents.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof and shall also mean the Company.

“Petrohawk Disclosure Schedule” means the disclosure schedule entitled Petrohawk Disclosure Schedule separately provided by Petrohawk to the Company on or before the date hereof, and any documents listed on such disclosure schedule and expressly incorporated therein by reference.

“Petrohawk Expenses” shall have the meaning set forth in Section 6.1(e) hereof.

“Purchase Price” has the meaning set forth in Section 2.1

“Redemption Date” means the date on which the entire balance of the Note, including, without limitation, all accrued but unpaid interest thereon and all fees payable by the Company or its Subsidiaries in connection therewith, have been paid in full.

“Registration Rights Agreement” means a Registration Rights Agreement to be executed by the Company and Petrohawk at Closing, in the form attached hereto as Exhibit B.

“Reserve Engineer” shall have the meaning set forth in Section 7.31.

“Reserve Report” shall have the meaning set forth in Section 7.31.

11

“Schedule” means a “schedule” attached to the Disclosure Schedule and incorporated herein by reference, unless specifically indicated otherwise.

“Section” refers to a “section” or “subsection” of this Agreement unless specifically indicated otherwise.

“Securities” means the Note, the Common Stock Shares and the Warrants to be issued to Petrohawk, any Warrant Shares and Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute.

“Special Meeting” shall have the meaning set forth in Section 9.10.

“Stockholders Agreement” means the stockholders agreement executed on even date herewith by the Company, Petrohawk and the Major Stockholders in the form of Exhibit C attached hereto.

“Subsidiary” means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

“Superior Proposal” has the meaning set forth in Section 10.1 hereof.

“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. “Tax” means any one of the foregoing.

“Tax Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes.

“Tax Returns” means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

“Termination Fee” shall have the meaning set forth in Section 10.1.

“Third Party Consents” means the consent or approval of any Person other than the

12

Company, Petrohawk or any Governmental Authority.

“Transaction Documents” means this Agreement, the Note, the Warrant Certificates, the Registration Rights Agreement, the Stockholders Agreement, the Confidentiality Agreement, the Company’s Charter Documents and all other agreements, certificates, documents or instruments now or at any time hereafter delivered in connection with this Agreement, as the foregoing may be renewed, extended, modified, amended or restated from time to time.

“Warrant Certificate” means the warrant certificate to be issued by the Company evidencing Warrants issued pursuant to this Agreement which shall be in the form of Exhibit D attached hereto.

“Warrant Holder” means any Person (i) in whose name any Warrant is registered on the Warrant Register, or (ii) in whose name any Warrant Shares are registered on the books and records of the Company.

“Warrant Register” means a register maintained by the Company setting forth the name and address of each Warrant Holder, the number of Warrants held by such Warrant Holder and the certificate number of each Warrant Certificate held by such Warrant Holder.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means the warrants to purchase 10,000,000 shares of Common Stock to be issued by the Company to Petrohawk pursuant to this Agreement that shall be represented by and subject to the terms of the Warrant Certificate.

“Working Interests” means the Company’s or any of its Subsidiaries’ share of all of the costs, expenses, burdens, and obligations of any type or nature attributable to the Company’s or any of its Subsidiaries’ interests in its oil and gas properties or any well thereon.

SECTION 1.2.  Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent annual audited, consolidated financial statements of the Company delivered to Petrohawk prior to the date hereof.

SECTION 1.3.  Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

13

SECTION 1.4.  References to Agreement. Use of the words “herein”, “hereof”, “hereinabove”, and the like are and shall be construed as references to this Agreement. All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. References in a Section of this Agreement to any Disclosure Schedule shall refer to (i) that section of the Disclosure Schedule which corresponds to the number of such Section, and (ii) any other section or schedule of the Disclosure Schedules which contains information or disclosures that reasonably relate to the substance of such Section. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

ARTICLE II

PURCHASE AND SALE OF SECURITIES

SECTION 2.1.  Purchase and Sale. Subject to the satisfaction of the terms and conditions set forth herein and in reliance upon the representations and warranties of the parties set forth herein and in the other Transaction Documents (a) Petrohawk agrees to purchase from the Company and the Company agrees to issue to Petrohawk, 15,151,515 shares of Common Stock and the Warrants for an aggregate purchase price of $25,000,000 (the “Common Stock Shares and Warrant Purchase Price”), and (b) Petrohawk agrees to purchase from the Company and the Company agrees to issue to Petrohawk the Note for the purchase price of $35,000,000 (the “Note Purchase Price,” and together with the Common Stock Shares and Warrant Purchase Price, the “Purchase Price”).

SECTION 2.2.  Closing. Closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of the Company at 10:00 a.m. on the Closing Date, or at such other time, date and place as may be agreed upon in writing by the Company and Petrohawk.

SECTION 2.3.  Delivery. At the Closing, the Company shall deliver to Petrohawk, against payment therefor, a certificate evidencing the Common Stock Shares, the Note and the Warrant Certificate purchased by Petrohawk hereunder, in each case duly issued and in form sufficient to vest title thereto fully in Petrohawk, free and clear of all Liens other than restrictions on the resale or transfer of securities under state and federal securities laws.

SECTION 2.4.  Payment. At the Closing, Petrohawk shall pay the Purchase Price to the Company by wire transfer of immediately available funds.

14

ARTICLE III

RESERVATION AND ISSUANCE OF CONVERSION SHARES

Except to the extent waived by Petrohawk and subject to the amendment of the articles of incorporation of the Company to increase the number of authorized shares of common stock as contemplated by Section 9.10(b) and Section 9.13(a), the Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Conversion Shares upon the Noteholder’s exercise of its conversion rights under the Note, the number of shares of Common Stock deliverable upon such conversion rights. The Company covenants that all Conversion Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Noteholder to whom such Conversion Shares were issued and other than restrictions on the resale or transfer of securities under state and federal securities laws.

ARTICLE IV

RESERVATION AND ISSUANCE OF WARRANT SHARES

Except to the extent waived by Petrohawk and subject to the amendment of the articles of incorporation of the Company to increase the number of authorized shares of common stock as contemplated by Section 9.10(b) and Section 9.13(a), the Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Warrant Holder to whom such Warrant Shares were issued and other than restrictions on the resale or transfer of securities under state and federal securities laws.

ARTICLE V

INVESTMENT REPRESENTATIONS; RESTRICTIONS ON TRANSFER OF SECURITIES

Petrohawk represents that it is acquiring the Securities for its own account for investment purposes only and not with a view to the distribution thereof. Petrohawk is an accredited investor as that term is defined in Regulation D promulgated by the Commission under the Securities Act. Petrohawk understands and agrees that the Securities have not been registered under the Securities Act or any state securities Laws, and that accordingly, they will not be fully

15

transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities Laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities Laws. Petrohawk acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time (subject, however, to the payment terms of the Note, and the Company’s obligations pursuant to the Registration Rights Agreement) since they have not been registered under the Securities Act and applicable state securities Laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective registration statement under the Securities Act and applicable state securities Laws covering the disposition of the Securities, Petrohawk will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Securities, except to an Affiliate, absent a valid exemption from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities Laws. The Company agrees that it will effect the transfer of the Securities on its books and records upon receipt of an opinion of experienced counsel reasonably acceptable to the Company stating that Petrohawk’s proposed sale or transfer of the Securities is exempt from the registration and qualification requirements of the Securities Act and any applicable state securities laws. It is agreed that a legend setting forth these restrictions will be included on each of the certificates evidencing the Securities.

ARTICLE VI

CONDITIONS

SECTION 6.1.  Conditions Precedent to Petrohawk’s Obligations at Closing. The obligations of Petrohawk to purchase the Securities pursuant to Section 2.1 are subject to the satisfaction of each of the conditions precedent set forth in this Section 6.1 on or before 10:00 a.m. (Houston, Texas time) on the Closing Date. In the event all of the conditions precedent set forth in this Section 6.1 are not satisfied by such time, Petrohawk may, at its option, terminate this Agreement and the other Transaction Documents and all obligations of Petrohawk hereunder and thereunder.

(a)    Closing Deliveries. The Company shall have delivered to Petrohawk, in form and substance satisfactory to Petrohawk each of the following:

(i)    the Note to be purchased by Petrohawk pursuant to Section 2.1 duly executed and delivered by the Company and payable to Petrohawk;

(ii)   certificates issued to Petrohawk evidencing the Common Stock Shares to be purchased by Petrohawk pursuant to Section 2.1;

(iii)  Warrant Certificates issued to Petrohawk by the Company evidencing the

16

Warrants to be purchased by Petrohawk pursuant to Section 2.1;

(iv)   the Registration Rights Agreement duly executed and delivered by the Company and Petrohawk;

(v)    resolution of the Board of Directors of the Company naming Floyd C. Wilson as President, Chief Executive Officer and Chairman of the Board of the Company;

(vi)   a favorable opinion of Conner & Winters, P.C., counsel for the Company, in form and substance satisfactory to Petrohawk and its counsel;

(vii)  all resolutions, certificates and documents Petrohawk may request relating to (A) the organization, existence, good standing and foreign qualification of the Company and any of its Subsidiaries, (B) the corporate authority for the execution, delivery and enforceability of this Agreement and the consummation of the Closing Transactions, (C) the stock ownership of the Company and any of its Subsidiaries, (D) evidence of all resolutions and related documents necessary to increase the Company’s authorized capital to an amount equal to all shares potentially issued pursuant to the Securities, and (E) such other matters relevant to the foregoing as Petrohawk shall reasonably request, all of which shall be in form and substance satisfactory to Petrohawk and its counsel;

(viii) evidence satisfactory to Petrohawk that all Closing Transactions have been consummated;

(ix)    a consent or similar agreement between Petrohawk and BOK, if required by BOK, in form and substance reasonably acceptable to Petrohawk;

(x)     a certificate from an Authorized Officer of the Company certifying that (A) neither a Default nor an Event of Default has occurred, and (B) each and every representation and warranty of the Company in the Transaction Documents is true and correct in all material respects;

(xi)    the Common Stock Shares, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Note shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

(xii)   the Company shall take such actions and obtain such documentation necessary (including but not limited to an amendment to the Company’s bylaws to provide for up to seven (7) directors) to provide that at the Closing, the Board of Directors shall consist of up to seven (7) directors. The Board of Directors of the Company shall take such further action as is necessary for the directors who will serve from the period of immediately following the Closing to the next annual meeting of the stockholders of the

17

Company shall be those persons designated as follows: (i) three (3) members shall be designated by Petrohawk, (ii) one (1) member shall be designated by the Company, (iii) one (1) member shall be designated by Floyd C. Wilson, and (iv) two (2) members shall be designated by EnCap Investments L.P. Further, all members designated by Petrohawk and the Company shall be independent for purposes of board membership (as defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules), and in addition, three of such members shall also be independent for purposes of audit committee membership (as defined by proposed Nasdaq Marketplace Rules and Exchange Act Rule 10A-3) and the Company shall deliver resignations in form acceptable to Petrohawk of each of the officers and of the directors of the Company who are not designated by the Company pursuant to the provisions of this Section 6.1(a)(xii) to serve as a director as referenced above. In the event any party does not designate its member or member(s) to the Board of Directors prior to Closing, the Board shall consist of those members designated prior to Closing, and each party entitled to designate a member to the Board shall have the right to designate its member or members at any time from the Closing until the date of the next annual meeting of Company stockholders.

(xiii) such other documents, instruments and agreements as Petrohawk shall reasonably request in light of the transactions contemplated hereunder.

The documents, certificates and opinions referred to in this Section 6.1(a) shall be delivered to Petrohawk no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

(b)   Absence of Default. No Default or Event of Default shall have occurred which is continuing.

(c)   Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date.

(d)   No Company Material Adverse Effect. No event has occurred or condition exists which is a Company Material Adverse Effect.

(e)   Payment of Expenses. The Company shall have paid, or will make arrangements to pay at Closing, in full all documented and reasonable out of pocket fees, expenses and disbursements incurred by Petrohawk in connection with its investigation, negotiation, due diligence, authorization, preparation, financing, execution, performance and closing of the transactions contemplated by this Agreement, including, without limitation, all fees and expenses of counsel to Petrohawk, engineering (reserve evaluations) costs, brokerage fees, accounting and land due diligence costs, in connection with the preparation and negotiation of the Transaction Documents and closing of the transactions contemplated hereby (“Petrohawk Expenses”).

18

(f)   Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

SECTION 6.2.  Conditions Precedent to the Company’s Obligations at Closing. The obligations of the Company to sell the Securities pursuant to Section 2.1 are subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2 on or before 10:00 a.m. (Houston, Texas time) on the Closing Date. In the event all of the conditions precedent set forth in this Section 6.2 are not satisfied by such time, the Company may, at its option, terminate this Agreement and the other Transaction Documents and all obligations of the Company hereunder and thereunder.

(a)   Closing Deliveries. Petrohawk shall have delivered to the Company, in form and substance satisfactory to the Company each of the following:

(i)    the Purchase Price to be paid by Petrohawk pursuant to Section 2.1

(ii)   the Registration Rights Agreement duly executed and delivered by the Company and Petrohawk;

(iii)  all resolutions, certificates and documents the Company may request relating to (A) the organization, existence, good standing and foreign qualification of Petrohawk, (B) the limited liability company authority for the execution, delivery and enforceability of this Agreement and the consummation of the Closing Transactions, and (C) such other matters relevant to the foregoing as the Company shall reasonably request, all of which shall be in form and substance satisfactory to the Company and its counsel;

(iv)  evidence satisfactory to the Company that all Closing Transactions have been consummated;

(v)   a certificate from an Authorized Officer of Petrohawk certifying that each and every representation and warranty of Petrohawk in the Transaction Documents is true and correct in all material respects;

(vi)  a favorable opinion of Hinkle Elkouri Law Firm L.L.C., counsel for Petrohawk, in form and substance satisfactory to the Company and its counsel;

(vii) such other documents, instruments and agreements as the Company shall reasonably request.

The documents and certificates referred to in this Section 6.2(a) shall be delivered to the Company no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

19

(b)   Representations and Warranties. The representations and warranties of Petrohawk contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date.

(c)   Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

In order to induce Petrohawk to purchase the Securities, the Company hereby represents and warrants to Petrohawk that each of the following statements (a) is true and correct on the date hereof, and (b) will be true and correct after giving effect to the Closing Transactions.

SECTION 7.1. Corporate Existence and Power. Beta Operating Company, L.L.C., Red River Field Services, L.L.C., TCM, L.L.C. and BETAustrailia, L.L.C. are the Company’s only Subsidiaries. Each of the Company and its Subsidiaries (a) is a corporation or limited liability company, duly organized, validly existing and in good standing under the Laws of its jurisdiction of its organization set forth on Schedule 7.1 of the Disclosure Schedule, (b) has all requisite corporate or limited liability company power and authority to own, use or lease its properties and to carry on its business as now conducted and as proposed to be conducted, and (c) is duly qualified as a foreign corporation in each of the jurisdictions set forth on Schedule 7.1 on the Disclosure Schedule which constitute all jurisdictions where a failure to be so qualified could have a Company Material Adverse Effect. The Company has made available to Petrohawk a complete and correct copy of each of the Charter Documents of the Company and each of its Subsidiaries, each as amended to date, and each of such Charter Documents as so delivered is in full force and effect. Neither the Company nor any of its Subsidiaries is in default in any respect in the performance, observation or fulfillment of any provision of its Charter Documents.

SECTION 7.2. Corporate and Governmental Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents by each of the Company and its Subsidiaries (to the extent each is a party to this Agreement or the other Transaction Documents) are within its corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws and which will be made immediately following the Closing Date), and, except for matters which have been waived in writing by the appropriate

20

Person and except for the approval of proposed transactions by the Company’s secured senior lender, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order, decree or Company Material Agreement binding upon the Company or any of its Subsidiaries or their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than Liens which may have been created in favor of Petrohawk.

SECTION 7.3. Binding Effect. This Agreement constitutes the valid and binding agreement of the Company enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 7.4. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,500,000 shares have been designated as 8% Cumulative Convertible Preferred Stock (the “Company Preferred Stock”). As of the date hereof, (i) 12,429,307 shares of Common Stock were issued and outstanding, (ii) 604,271 shares of Company Preferred Stock were issued and outstanding, (iii) stock options to acquire 1,480,083 shares of Common Stock were outstanding under all stock option plans and agreements of the Company, and (iv) warrants to acquire 1,839,000 shares of Common Stock were issued under all warrant agreements of the Company. Schedule 7.4 of the Disclosure Schedule sets forth the authorized and issued and outstanding capital stock of each of the Subsidiaries. All of the outstanding shares of Common Stock and shares of Company Preferred Stock are validly issued, fully paid and nonassessable, and free of preemptive rights. Schedule 7.4 of the Disclosure Schedule sets forth a list for the Company and each of its Subsidiaries, the names of the record owners of its capital stock of every class, including the number and class of shares held by each stockholder and the names of the record owner of all stock options and warrants of the Company and each of its Subsidiaries, including the number of stock options and warrants held by such owner and the exercise price and expiration date of each such option and warrants. Except as set forth above or in Schedule 7.4 of the Disclosure Schedule, and other than this Agreement, (i) there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments (including “rights plans” or “poison pills”) obligating the Company or any of its Subsidiaries to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class, and (ii) no Person has any right to require the Company or any of its Subsidiaries to register any securities of the Company or any of its Subsidiaries under the Securities Act. Except as set forth on Schedule 7.4 of the Disclosure Schedule, and except as contemplated by the Stockholders Agreement, there are no agreements,

21

arrangements or other understandings with respect to the right to vote any shares of capital stock of the Company or any of its Subsidiaries.

SECTION 7.5. Issuance of Securities. The Securities to be issued on the Closing Date, when issued upon payment of the Purchase Price in accordance with Section 2.1, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all Liens, including pre-emptive rights, except for restrictions on the resale or transfer of securities under state and federal securities laws. Upon the effectiveness of an amendment to the articles of incorporation of the Company to increase the number of authorized shares of Common Stock as contemplated by Section 9.10 and Section 9.13, the Warrant Shares, when issued upon exercise of the Warrants, and the Conversion Shares, when issued upon a conversion of the appropriate principal and unpaid interest on the Note, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, including, without limitation, all preemptive rights, except for restrictions on the resale or transfer of securities under state and federal securities laws.

SECTION 7.6. Financial Statements. Each of the Company Financial Statements has been prepared from, and are in accordance with, the books and records of the Company and any of its Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements). Except (a) as set forth on Schedule 7.6 of the Disclosure Schedule (b) as specifically disclosed in the Company SEC Documents filed and publicly available prior to the date hereof and (c) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since September 30, 2003, the Company has not incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Company Material Adverse Effect. Since September 30, 2003, no event has occurred or condition exists which has had or could be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof, as set forth in Schedule 7.6 of the Disclosure Schedule or as contemplated by this Agreement, since September 30, 2003 (a) the Company has conducted its business only in the ordinary course of business consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would constitute a Company Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend other than regular dividends payable under the terms of the Company Preferred Stock or other distribution with respect to any shares of capital stock of the Company, or any repurchase,

22

redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company, (d) there has not been any amendment of any term of any outstanding security of the Company, and (e) there has not been any change in any method of accounting or accounting practice by the Company, except for any such change required because of a concurrent change in GAAP.

SECTION 7.7. Material Agreements. A complete and accurate description of every Material Agreement to which the Company or any of its Subsidiaries is a party (other than the Transaction Documents) or by which the Company or any of its Subsidiaries or any of their respective assets are bound (including all amendments and modifications thereto) (the “Company Material Agreements”) is set forth in the Company SEC Documents or Schedule 7.7 of Disclosure Schedule. The Company has made available to Petrohawk or provided Petrohawk with a true and correct copy of all such Company Material Agreements, including all amendments and modifications thereof. To the Company’s Knowledge, no rights or obligations of any party to any of such Company Material Agreements have been waived, and no party to any of such Material Agreements is in default of its obligations thereunder. Each of such Company Material Agreements is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect.

SECTION 7.8. BOK Senior Debt Documents. The Company has provided to or made available to Petrohawk a true and correct copy of all of the BOK Senior Debt Documents including all amendments and modifications thereto. No rights or obligations of any party to any of such BOK Senior Debt Documents have been waived, and no party to any of such BOK Senior Debt Documents is in default of its obligations thereunder. Each of such BOK Senior Debt Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and affect.

SECTION 7.9. Investments. Except as set forth on Schedule 7.9 of the Disclosure Schedule and for Investments made in the ordinary course of business which are typical for companies engaged in the business of the exploration, production, development and marketing of Hydrocarbons, neither the Company nor any of its Subsidiaries has any outstanding Investments.

SECTION 7.10. Outstanding Debt. Schedule 7.10 of the Disclosure Schedule contains a complete and accurate description of all Debt of the Company and any of its Subsidiaries outstanding on the date hereof. Neither the Company nor any of its Subsidiaries is in default in payment of any Debt with respect to which it is an obligor or in default of any covenant, agreement, representation, warranty or other term of any document, instrument or agreement evidencing, securing or otherwise pertaining to any such Debt.

SECTION 7.11. Transactions with Affiliates. Schedule 7.11 of the Disclosure Schedule or the proxy statement for the annual meeting of the stockholders included as part of the Company SEC Documents contain a complete and accurate description of all contracts, agreements and other arrangements (whether written, oral, express or implied) between the

23

Company or any of its Subsidiaries and any Affiliate of the Company in existence on the date hereof, including, without limitation, a complete and accurate description of all Investments of the Company or any of its Subsidiaries in any Affiliate of the Company.

SECTION 7.12. Employment Matters. Schedule 7.12 of the Disclosure Schedule contains a complete and accurate list of all employees of the Company and its Subsidiaries. Such schedule also sets forth for the current fiscal year the annual salary (including projected bonuses and other cash compensation) of all such employees and all benefits (other than health insurance benefits and other similar benefits which are both customary in the industry in which the Company or any of its Subsidiaries is engaged and provided to all full time employees of the Company or any of its Subsidiaries generally) provided to such employees. Schedule 7.12 also includes a copy of the Company’s severance policy and a severance package table which lists the maximum amount which may be paid to Company employees. Schedule 7.12 of the Disclosure Schedule also contains a complete and accurate description of all employment contracts, consulting agreements, management agreements, non-compete and similar agreements to which the Company or any of its Subsidiaries is a party on the date hereof. Except as set forth in Schedule 7.12 of the Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and, during the past five years, there has not been any such action, (ii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iii) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any Knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries nor does any question concerning representation exist concerning such employees, (iv) the Company and its Subsidiaries have each at all times been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any of its Subsidiaries, (vii) to the Knowledge of the Company, neither the Occupational Safety and Health Administration nor any other federal or state agency has threatened to file any citation, and there are no pending citations, relating to the Company or any of its Subsidiaries, and (viii) the Company has received no notice of any employee or governmental claim or investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, Workers’ Compensation

24

claims, sexual harassment complaints or demand letters or threatened claims. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

SECTION 7.13. Litigation. Except as set forth on Schedule 7.13 of the Disclosure Schedule, there is no action, claim, suit, proceeding or investigation pending against, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of the directors or officers of the Company or any of its Subsidiaries in their capacity as such, nor, to the Knowledge of the Company, is there any reasonable basis therefor, before any court or arbitrator or any Governmental Authority. Neither the Company, any of its Subsidiaries nor any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company nor, to the Knowledge of the Company, is the Company, any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries under investigation by any Governmental Authority. Except as disclosed on Schedule 7.13 of the Disclosure Schedule, there is no order, judgment or decree of any Governmental Authority enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

SECTION 7.14. ERISA. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to any Benefit Plan other than those disclosed on Schedule 7.14 of the Disclosure Schedule. Each such Benefit Plan is in compliance in all material respects with its terms and the applicable provisions of ERISA and the IRC. Except as required by law, neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has any commitment to create any additional Benefit Plans. Except as set forth on Schedule 7.14, neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has ever sponsored, adopted, maintained or been obligated to contribute to, or had any liability under, any Benefit Plan. There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Benefit Plans with the Secretary of the Treasury or the furnishing of such documents to the participants and beneficiaries of the Benefit Plans, and, to the Company’s Knowledge, with respect to each Benefit Plan all other reports required under ERISA or the IRC to be filed with any Governmental Authority have been duly filed and all such reports are true and correct in all material respects as of the dates given. Each Benefit Plan that is intended to be “qualified” within the meaning of section 401(a) of the IRC is, and has been during the period from its adoption to date, so qualified, both as to form and, to the Company’s Knowledge, has been qualified, and all necessary governmental approvals, including a favorable determination as

25

to the qualification under the IRC of each of such Benefit Plans and each amendment thereto, have been timely obtained or application for a favorable determination will be filed prior to the applicable filing deadlines. Except as disclosed on Schedule 7.14 of the Disclosure Schedule, each trust created under any such Benefit Plan intended to be qualified within the meaning of section 401(a) of the IRC and each trust described in section 501(c)(9) of the IRC is exempt from federal income taxation under section 501(a) of the IRC and has been so exempt during the period from creation to date. The Company has no pending or, to the best of the Company’s Knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and the Company has no Knowledge of any threatened litigation or claims against, the assets of any Benefit Plan or its related trust or against any fiduciary of a Benefit Plan with respect to the operation of such Benefit Plan. Neither the Company nor any of its Subsidiaries has received notice of any pending investigations, inquiries or audits with respect to any Benefit Plan by any regulatory agency. Neither the Company nor any of its Subsidiaries has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the IRC, in connection with any Benefit Plan. Neither the Company nor any of its Subsidiaries maintains or has established any Benefit Plan which is a welfare benefit plan within the meaning of section 3(1) of ERISA which provides for retiree medical liabilities or continuing benefits or coverage for any participant or any beneficiary of any participant after such participant’s termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant. Each of the Company and any of its Subsidiaries that maintains a Benefit Plan that is a welfare benefit plan within the meaning of section 3(1) of ERISA has complied with any applicable notice and continuation requirements of COBRA and the regulations thereunder. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries maintains, has established, or has ever participated in, a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

SECTION 7.15. Taxes. Except as otherwise disclosed in Schedule 7.15 of the Disclosure Schedule:

(a)    Each of the Company and its Subsidiaries has timely filed (or have had timely filed on their behalf) and will file or cause to be timely filed, all material Tax Returns (as defined below) required by applicable law to be filed by it prior to or as of the Closing Date. As of the time of filing, the foregoing Tax Returns correctly reflected the material facts regarding the income, business, assets, operations, activities, status, or other matters of the Company and its Subsidiaries or any other information required to be shown thereon. An extension of time within which to file a Tax Return that has not been filed has not been requested or granted.

(b)    Each of the Company and its Subsidiaries has paid (or has had paid on its behalf), or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Closing

26

Date, an adequate accrual for the payment of all material Taxes due with respect to any period ending prior to or as of the Closing Date.

(c)    No Audit by a Tax Authority is pending or to the Knowledge of the Company, threatened, with respect to any Tax Returns filed by, or Taxes due from, the Company or its Subsidiaries. No issue has been raised by any Tax Authority in any Audit of the Company or its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been, proposed, asserted, assessed or to the Knowledge of the Company, threatened, against the Company or its Subsidiaries. There are no liens for Taxes upon the assets of the Company or its Subsidiaries, except Liens for current Taxes not yet delinquent.

(d)    Neither the Company nor its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes and has executed any power of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

(e)    Prior to the date hereof, the Company has disclosed and provided or made available true and complete copies to Petrohawk of, all material Tax sharing, Tax indemnity, or similar agreements to which the Company or any of its Subsidiaries is a party to, is bound by, or has any obligation or liability for Taxes.

(f)    Except for the group of which the Company is currently a member, the Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the IRC.

SECTION 7.16. Title to Assets. Each of the Company and its Subsidiaries have Defensible Title to all Oil and Gas Interests of the Company and its Subsidiaries, respectively, included or reflected in the Ownership Interests and all of their other assets, subject only to Permitted Encumbrances. Each Oil and Gas Interest included or reflected in the Ownership Interest entitles the Company and its Subsidiaries to receive not less than the undivided interest set forth in (or derived from) the Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of such costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by the Company and its Subsidiaries is not greater than the undivided interest set forth in (or derived from) the Ownership Interests.

SECTION 7.17. Licenses, Permits, Etc. Each of the Company and its Subsidiaries possess all franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities as are necessary to carry on their respective businesses as now being conducted and as proposed to be conducted.

SECTION 7.18. Proprietary Rights. Each of the Company and its Subsidiaries has ownership of, valid licenses to use, or otherwise has the right to use all patents, patent rights,

27

trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs (collectively, the “Intellectual Property”) used in their respective businesses. To the Company’s Knowledge, the operation of the businesses of the Company and its Subsidiaries does not infringe any Intellectual Property of others and, neither the Company nor any of its Subsidiaries has received any notice from any third party of any such alleged infringement by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has taken reasonable steps to establish and preserve its respective ownership of Intellectual Property. The Company is not aware of any infringement by others of it’s or any of its Subsidiaries Intellectual Property.

SECTION 7.19. Compliance with Law. Except as may be disclosed in Schedule 7.33 of the Disclosure Schedule, to the Knowledge of the Company, the business and operations of the Company and each of its Subsidiaries have been and are being conducted in material compliance with all applicable Laws. The business of the Company and each of its Subsidiaries is not being, and the Company has not received any notice from any Person that any such business has been or is being, conducted in material violation of any Law.

SECTION 7.20. Environmental Matters.

(a)   Except as set forth on Schedule 7.20 of the Disclosure Schedule, (i) the reserves reflected in the Company’s Financial Statements relating to environmental matters were adequate under GAAP as of the date of such financial statements, and neither the Company nor any of its Subsidiaries has incurred any material liability in respect of any environmental matter since that date, and (ii) the Company SEC Documents include all information relating to environmental matters required to be included therein under the rules and regulations of the Commission applicable thereto.

(b)   Except as set forth in Schedule 7.20 of the Disclosure Schedule:

(i)  Each of the Company and its Subsidiaries has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws.

(ii)  Neither the Company nor any of its Subsidiaries has been notified by any Governmental Authority that any of the operations or assets of the Company or any of its Subsidiaries is the subject of any investigation or inquiry by any Governmental Authority evaluating whether any material remedial action is needed to respond to a release of any Hazardous Substance or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Substance.

28

(iii)   None of the Company, any of its Subsidiaries nor, to the Company’s Knowledge, any other Person has filed any notice under any federal, state or local law indicating that (A) the Company or any of its Subsidiaries is responsible for the improper release into the environment, or the improper storage or disposal of any Hazardous Substance, or (B) any Hazardous Substance is improperly stored or disposed of upon any property of the Company or any of its Subsidiaries.

(iv)   To the Knowledge of the Company, neither it nor any of its Subsidiaries has any Hazardous Substance contingent liability in connection with (A) release into the environment at or on the property now or previously owned or leased by the Company or any of its Subsidiaries, or (B) the storage or disposal of any Hazardous Substance.

(v)   Neither the Company nor any of its Subsidiaries has received any claim, complaint, notice, inquiry or request for information which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Laws or regarding potential liability under any Environmental Laws relating to operations or conditions of any facilities or property owned, leased or operated by the Company or any of its Subsidiaries.

(vi)   There are no sites, locations or operations at which the Company or any of its Subsidiaries are currently undertaking, or have completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws.
(vii)  To the Company’s Knowledge, there are no physical or environmental conditions existing on any property owned or leased by the Company or any of its Subsidiaries resulting from the Company’s or any of its Subsidiaries operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any applicable Environmental Laws, other than normal and ordinary remedial work associated with plugging and abandoning of oil and gas facilities.

(viii) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances, except in material compliance with all Environmental Laws, and, to the Company’s Knowledge, no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by the Company or any of its Subsidiaries except in material compliance with all Environmental Laws.

29

(ix)  There are no pending, or to the Knowledge of the Company, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of the Company or its Subsidiaries alleging or concerning any material violation of, or responsibility or liability under, any Environmental Law, nor does the Company have any Knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

(x)  The Company is in possession of and is in compliance with all material approvals, permits, licenses, registrations and similar authorizations from all Governmental Authorities under all Environmental Laws required for the operation of the businesses of the Company and its Subsidiaries; there are no pending or, to the Knowledge of the Company, threatened, actions, proceedings or investigations alleging violations of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and the Company does not have Knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation regarding the violation of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

(xi)  Without in any way limiting the generality of the foregoing, to the Company’s Knowledge (A), all offsite locations where the Company or any of its Subsidiaries has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances are licensed and operating as required by law and (B) no polychlorinated biphenyls (“PCBs”), PCB-containing items, asbestos-containing materials, or radioactive materials are used or stored at any property owned, leased or operated by the Company or any of its Subsidiaries except in material compliance with Environmental Laws.

SECTION 7.21. Fiscal Year. The Company’s fiscal year is from January 1 to December 31.

SECTION 7.22. No Default. Neither a Default nor an Event of Default has occurred.

SECTION 7.23. Insurance. Schedule 7.23 of the Disclosure Schedule lists each insurance policy (including the amounts of the policy, the policy number, the term and the insured) relating to the Company and/or its Subsidiaries currently in effect. The Company has made available to Petrohawk a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder none of the Company or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and the Company does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy. Schedule 7.23 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

30

SECTION 7.24. Government Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Interstate Commerce Act (as either of the preceding acts have been amended), or any other Law which regulates the incurring by the Company or any of its Subsidiaries of Debt (other than federal and state securities laws), including, but not limited to, Laws relating to common contract carriers of the sale of electricity, gas, steam, water or other public utility services.

SECTION 7.25. Securities Laws. Assuming Petrohawk’s representations contained in this Agreement are true and correct, the offer, issuance and sale of the Securities (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities Laws.

SECTION 7.26. Brokers and Finders. Schedule 7.26 of the Disclosure Schedule sets forth all arrangements (including amounts payable by the Company or any of its Subsidiaries in connection therewith) pursuant to which any Person has, or as a result of the Closing Transactions will have, any right or valid claim against the Company or any of its Subsidiaries for any commission, fee or other compensation as an investment banker, finder or broker, or in any similar capacity. No Person engaged by the Company has or will have any right or valid claim against Petrohawk for any such commission, fee or other compensation. The Company will indemnify and hold Petrohawk harmless against any direct liability or expense arising out of, or in connection with, any such right or claim (including, without limitation, claims arising out of the matters disclosed on Schedule 7.26 of the Disclosure Schedule).

SECTION 7.27. Company SEC Documents; Commission Inquiries. Except as set forth in Schedule 7.27 of the Disclosure Schedule, the Company has filed with the Commission each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including its Annual Reports to Stockholders incorporated by reference in certain of such reports, required to be filed by it with the Commission since December 4, 1998 under the Securities Act or the Exchange Act (collectively, the “Company SEC Documents”). As of the respective dates the Company SEC Documents were filed or, if any Company SEC Documents were amended, as of the date such amendment was filed, each Company SEC Document, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event since the date of the last Company SEC Document has occurred that would require the Company to file a Current Report on Form 8-K other than the execution of this Agreement.

31

There are no Commission inquiries, whether informal or formal, pending, or to the Knowledge of the Company threatened, regarding the Company.

SECTION 7.28. Oil and Gas Operations. Except as set forth on Schedule 7.28 of the Disclosure Schedule:

(a)   All wells included in the Oil and Gas Interests of the Company or any of its Subsidiaries (the “Wells”) have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable Laws. The Wells have been drilled and completed within the limits permitted by contract, pooling or unit agreement, and by law; and all drilling and completion of the Wells and all development and operations have been conducted in material compliance with all applicable Laws. No Well is subject to penalties on allowables because of any overproduction or any other violation of applicable Laws that would prevent such Well from being entitled to its full legal and regular allowable from and after the Closing Date as prescribed by any court or governmental body or agency.

(b)   There are no Wells that:

(i)   the Company or its Subsidiaries is obligated by law or contract to plug and abandon at this time;

(ii)  the Company or its Subsidiaries will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities;

(iii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the applicable lease; or

(iv) to the Knowledge of the Company, have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Oil and Gas Interests.

(c)   With respect to the oil, gas and other mineral leases, unit agreements, pooling agreements, communitization agreements and other documents creating interests comprising the Oil and Gas Interests: (i) each of the Company and its Subsidiaries has fulfilled all requirements in all material respects for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by Law) such leases or other documents and are fully qualified to own and hold all such leases or other interests; (ii) there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder, (iii) upon the establishment and maintenance of production in commercial quantities, the leases and other interests are to be in full force and effect over the

32

economic life of the property involved and do not have terms fixed by a certain number of years, and (iv) all such documents are in full force and effect and all royalties payable pursuant to such documents have been properly paid.

(d)   Proceeds from the sale of Hydrocarbons produced from the Company’s and any of its Subsidiaries Oil and Gas Interests are being received by the Company and its Subsidiaries in a timely manner and are not being held in suspense for any reason.

(e)   Neither the Company nor any of its Subsidiaries is obligated, by virtue of a prepayment arrangement, a “take or pay” arrangement, a production payment or any other arrangement to deliver Hydrocarbons produced from the Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor.

(f)   There are no material imbalances of production from the Oil and Gas Interests of the Company or any of its Subsidiaries whether required to be disclosed pursuant to GAAP or otherwise.

SECTION 7.29. Financial and Commodity Hedging. Schedule 7.29 of the Disclosure Schedule accurately summarizes the outstanding Hydrocarbon and financial hedging positions of the Company and each of its Subsidiaries (including but not limited to fixed price controls, collars, swaps, caps, hedges and puts) as of the date reflected on said Schedule. From the date of this Agreement to the date of Closing, the Company and each of its Subsidiaries will not enter into any new hedging positions without Petrohawk’s prior written consent.

SECTION 7.30. Books and Records. All books, records and files of the Company and each of its Subsidiaries (including those pertaining to the Company’s or its Subsidiaries' Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records) (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company and its Subsidiaries of their respective assets.

SECTION 7.31. Reserve Report. To the Knowledge of the Company, the estimate of proved reserves of oil and natural gas prepared by Ryder Scott Company, L.P. (the “Reserve Engineer”) as of December 31, 2002 (the “Reserve Report”): (i) is reasonable; and (ii) was prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. The engineering information and production data used in the preparation of the Reserve Report, which information and data have been made available to Petrohawk, are the information and data which are used by the Company in good faith in the ordinary course of business. The factual information underlying the estimates of the reserves of the Company and its Subsidiaries, which was supplied by the Company to the Reserve Engineer for the purpose of preparing the Reserve Report, including,

33

without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts and under hedging arrangements, severance and other production taxes, costs of operations and development, and working interest and net revenue information relating to the Company’s and its Subsidiaries ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineer were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineer for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; the Company does not have, as of the date hereof, and, as of the Closing Date, will not have Knowledge of any facts or circumstances that would result in a material adverse change in the proved reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Report. Schedule 7.31 of the Disclosure Schedule sets forth a list of the Oil and Gas Interests that were included in the Reserve Report that have been disposed of prior to the date hereof.

SECTION 7.32. Nature of Company Assets. The assets of the Company and its Subsidiaries consist solely of (i) reserves of oil and gas, rights to reserves of oil and gas and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this Section 7.32, the term “associated exploration and production assets” shall have the meaning set forth in Section 802.3 of the Rules promulgated pursuant to HSR Act.

SECTION 7.33 Sarbanes Oxley Compliance. Except as set forth on Schedule 7.33 of the Disclosure Schedule, the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), and the rules and regulations promulgated by the Commission thereunder, that are effective and intends to comply with other applicable provisions of the Sarbanes Oxley Act, and the rules and regulations promulgated by the Commission thereunder, upon the effectiveness of such provisions and has no reason to believe that it will not be so compliant upon such effectiveness.

SECTION 7.34 Nasdaq Marketplace Rules Compliance. The Company is in compliance with all applicable provisions of the Nasdaq Marketplace Rules.

SECTION 7.35 Dissenters’ Rights. The Company’s Board of Directors has not and will not adopt in the future any resolution providing dissenters’ rights pursuant to the Nevada Revised Statutes to the holders of the Company’s Common Stock and Preferred Stock regarding this Agreement or the transactions contemplated by this Agreement.

SECTION 7.36 Company Not an Issuing Corporation. The Company is not an “issuing corporation” as such term is defined in section 78.3788 of the Nevada Revised Statutes.

SECTION 7.37. Full Disclosure. No information contained in this Agreement, the Disclosure Schedules or any other Transaction Document , and no written information hereafter

34

furnished by or on behalf of the Company or its Subsidiaries to Petrohawk for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby will contain, to the Knowledge of the Company, any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the circumstances in which they are made, not misleading. There is no fact or circumstance known to the Company that may have a Company Material Adverse Effect.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF PETROHAWK

In order to induce the Company to issue the Securities to Petrohawk hereunder, Petrohawk hereby represents and warrants to the Company as follows:

SECTION 8.1. Limited Liability Company Existence and Power. Petrohawk (a) is a limited liability company, duly organized, validly existing and in good standing under the Laws of Delaware, (b) has all limited liability company power and authority necessary to carry on its business as now conducted, and (c) is duly qualified as a foreign corporation in Texas and Louisiana.

SECTION 8.2. Limited Liability Company and Governmental Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents by Petrohawk are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws), and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order, decree or material agreement binding upon Petrohawk or its assets, or result in the creation or imposition of any Lien on any asset of Petrohawk.

SECTION 8.3. Binding Effect. This Agreement constitutes the valid and binding agreement of Petrohawk enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of Petrohawk, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the

35

availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 8.4. Brokers and Finders. Except for a payment to Mitchell Energy Advisors, LLC (which fee shall be paid by the Company at Closing), no Person engaged by Petrohawk has or will have any right or valid claim against the Company for any commission, fee or other compensation. Petrohawk will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such right or claim asserted by an Person other than Mitchell Energy Advisors, LLC.

SECTION 8.5. Taxes and Filing of Tax Returns. Petrohawk has filed all Tax Returns required to have been filed by it or has legally extended such returns and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by Petrohawk. Petrohawk has no Knowledge of any proposed Tax assessment against Petrohawk and all Tax liabilities of Petrohawk are adequately provided for and no Tax liability of Petrohawk has been asserted by the Internal Revenue Service or any other Governmental Authority for Taxes in excess of those already paid.

SECTION 8.6. Legal Proceedings. Neither Petrohawk nor any officer, director, employee or Affiliate of Petrohawk has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with any business, assets or properties or serving in any capacity with a public company, nor, to the Knowledge of Petrohawk, is Petrohawk or any officer, director, employee or Affiliate of Petrohawk under investigation by any Governmental Authority.

SECTION 8.7. Financing. Petrohawk has obtained firm commitments for all financing that it will require in order to consummate the purchase of the Securities and the other transactions contemplated hereby and by the other Transaction Documents. Petrohawk is in full compliance with such commitments at the date of this Agreement and will be in full compliance with such commitments at the time of Closing. There are, and there will be, no restrictions, covenants or other impediments to the purchase or ownership of the Securities, the control, operations, business, management or governance of the Company or the implementation of its business plans to which it is or will be subject under the terms of any such commitments or documentation or agreements entered into or to be entered into in connection with such financing.

SECTION 8.8. Commitments. Except as disclosed in Schedule 8.8 of the Petrohawk Disclosure Schedule, to Petrohawk’s knowledge, neither Petrohawk nor any officer, director, employee or Affiliate of Petrohawk is a party to or otherwise subject to or bound by any contract, agreement, commitment, restriction, covenant or other impediment which will have, or which could reasonably be expected to have, either directly or indirectly, a material adverse impact or effect on the business, operations, assets, prospects or results of Beta following the Closing.

36

SECTION 8.9. Full Disclosure. No information contained in this Agreement or any other Transaction Document , and no written information hereafter furnished by or on behalf of Petrohawk to the Company for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby contains, or at the time of Closing, will contain, to the Knowledge of Petrohawk, any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the circumstances in which they are made, not misleading.

ARTICLE IX

COVENANTS

SECTION 9.1. Maintenance of Insurance. The Company will, and will cause each of its Subsidiaries to, at all times prior to Closing maintain or cause to be maintained the amounts and types of insurance which are in effect at the date of this Agreement.

SECTION 9.2. Payment of Taxes and Claims. At all times prior to Closing, the Company will, and will cause each of its Subsidiaries to, pay when due (a) all Taxes imposed upon it or its respective assets and, with respect to its respective franchises, business, income or profits, pay such Taxes before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable; provided, however, no payment of Taxes or claims shall be required if the amount, applicability or validity thereof is being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of each holder of Securities is the subject of any pending levy or execution.

SECTION 9.3. Compliance with Laws and Documents. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with the provisions of (a) all Laws, (b) its Charter Documents, and (c) every Company Material Agreement to which the Company or any of its Subsidiaries is a party or by which the Company’s or any of its Subsidiaries’ properties are bound.

SECTION 9.4. Operation of Properties and Equipment. The Company will, and will cause each of its Subsidiaries to, at all times prior to Closing, maintain, preserve and keep all operating equipment used or useful in the operation of their respective businesses in proper repair, working order and condition in a manner and to the extent consistent with its past practice, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such equipment shall at all times be preserved and maintained in a manner and to the extent consistent with its past practice; provided, that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the

37

Company shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the Company’s and each of its Subsidiaries' businesses.

SECTION 9.5. Additional Documents. At or prior to Closing, the Company will, and will cause each of its Subsidiaries to, cure promptly any defects in the creation and issuance of the Securities, and the execution and delivery of this Agreement and the other Transaction Documents, and, at the Company’s sole expense, promptly and duly execute and deliver, and cause each of its Subsidiaries to promptly execute and deliver, to the holders of the Securities, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company and each of its Subsidiaries in this Agreement and the other Transaction Documents, all as may be reasonably necessary or appropriate in connection therewith.

SECTION 9.6. Maintenance of Books and Records. At all times prior to Closing, the Company will, and will cause each of its Subsidiaries to, in a manner and to the extent consistent with past practice, maintain proper books of record and account in which true and correct entries in conformity with GAAP shall be made on a timely basis of all dealings and transactions in relation to the Company’s and any of its Subsidiaries’ businesses and activities.

SECTION 9.7. Environmental Matters.  At all times prior to Closing:

(a)   The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Law and Laws applicable to their respective properties and operations, including, without limitation, all Hazardous Substances transportation, storage, disposal, remediation and similar requirements of applicable Environmental Law and Laws.

(b)   Notwithstanding any other provision contained within this Agreement or the other Transaction Documents, the Company shall immediately orally notify Petrohawk of any Hazardous Discharge or the receipt of any Environmental Complaint relating to any property or assets owned by the Company or any of its Subsidiaries or affecting any properties or assets owned or leased by other Persons and shall furnish Petrohawk with written notice of such Hazardous Discharge or Environmental Complaint within five (5) days of the oral notification.

SECTION 9.8. Access to Information. At all times prior to Closing, the Company will (and will cause any of its Subsidiaries to) afford Petrohawk and its representatives (including without limitation directors, officers and employees of Petrohawk and its Affiliates, and counsel, accountants and other professionals retained by Petrohawk) such access, during normal business hours throughout the period prior to the Closing Date, to the Company’s books, records (including without limitation Tax returns and non-restricted work papers of the Company’s independent auditors), properties, personnel and to such other information as Petrohawk may reasonably request and will permit Petrohawk to make such inspections as Petrohawk may

38

reasonably request and will cause the officers of the Company and those of any of its Subsidiaries to furnish Petrohawk with such financial and operating data and other information with respect to the business, properties and personnel of the Company and Beta Operating as Petrohawk may from time to time reasonably request, provided, however, that no investigation pursuant to this section will affect or be deemed to modify any of the representations or warranties made by the Company in this Agreement.

SECTION 9.9.  Conduct of the Business of the Company Pending Closing. Except as contemplated by this Agreement or to the extent that Petrohawk shall otherwise specifically consent in writing, during the period from the date of this Agreement to the Closing, the Company will conduct its operations only in, and the Company will not take any action except, in the ordinary course of business consistent with past practice and the Company will use all reasonable efforts to preserve intact its and all of its Subsidiaries’ business organizations, assets, prospects and advantageous business relationships, to keep available the services of its officers and key employees and to maintain satisfactory relationships with its licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with it. Without limiting the generality of the foregoing, except as contemplated by this Agreement, the Company will not, without the prior written consent of Petrohawk:

(a)   amend or propose to change its or any of its Subsidiaries’ Charter Documents;

(b)   split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock other than the regular dividends payable under the terms of the Company Preferred Stock, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

(c)   except as permitted by this Agreement or pursuant to the exercise of currently outstanding options, warrants, conversion and other rights, authorize for issuance, issue, sell or deliver or agree or commit to issue, sell, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock, or enter into any amendment of any term of any outstanding security of the Company or Beta Operating, incur any indebtedness except trade debt in the ordinary course of business and Debt pursuant to existing credit facilities or arrangements, fail to make any required contribution to any Benefit Plans, increase compensation or grant bonuses or other benefits payable to (except for payments pursuant to 401(k) plans), or modify or amend any employment agreements or severance agreements with, any executive officer or former employee or enter into any settlement or consent with respect to any pending litigation other than settlements in the ordinary course of business;

(d)   incur any material liability or obligation (absolute, accrued, contingent or

39

otherwise) other than in the ordinary course of business or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

(e)   enter into, adopt, or amend any employment agreement or Benefit Plan, or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of its officers or directors or any general increase in the compensation payable or to become payable to its employees;

(f)   acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or purchase of properties or assets of any Person;

(g)   pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on the Company Financial Statements or subsequently incurred in the ordinary course of business, or disclosed pursuant to this Agreement;

(h)   acquire (including by lease) any material assets or properties or dispose of, mortgage or encumber any material assets or properties, other than in the ordinary course of business;

(i)   waive, release, grant or transfer any material rights or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business and consistent with past practice; or

(j)   sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties with an aggregate fair market value exceeding $50,000 (other than sales of Hydrocarbons in the ordinary course of business);

(k)   settle any material Audit, make or change any material Tax election or file any material amended Tax Return;

(l)    change any method of accounting or accounting practice by the Company except for any such change required by GAAP;

(m)   take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a “plant closing” or “mass layoff” (each as defined in the WARN Act);

40

(n)   except as set forth in Schedule 9.9(n) of the Disclosure Schedule, become bound or obligated to participate in any operation, or consent to participate in any operation, with respect to any Oil and Gas Interests that will individually cost in excess of $50,000 unless the operation is a currently existing obligation of the Company or necessary to extend, preserve or maintain an Oil and Gas Interest;

(o)   fail to timely meet its royalty payment obligations in connection with its oil and gas leases;

(p)   (i) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities or (ii) enter into any fixed price commodity sales agreements, in either case with a duration of more than three months;

(q)   (i) adopt, amend (other than amendments that reduce the amounts payable by the Company, or amendments required by law to preserve the qualified status of a Benefit Plan or otherwise comply with ERISA, the IRC or other applicable law) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any Person (including contracts with management of the Company that might require that payments be made upon consummation of the transactions contemplated by this Agreement) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (ii) engage in any transaction (either acting alone or in conjunction with any Benefit Plan or trust created thereunder) in connection with which the Company could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Benefit Plan in a manner, or take any other action with respect to any Benefit Plan, that could result in the liability of the Company to any person, (iv) take any action that could adversely affect the qualification of any Benefit Plan or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Benefit Plan, any agreement relating thereto or applicable Law, the Company is required to pay as contributions thereto or (vi) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Benefit Plan;

(r)   (i) approve the grant of stock options or restricted stock for any Company or Beta Operating employees or (ii) terminate any Company or Beta Operating employee entitled to any severance payment upon such termination;

(s)   organize or acquire any Person that could become a Subsidiary;

(t)   enter into any commitment or agreement to license or purchase seismic data that will cost in excess of $50,000, other than pursuant to agreements or commitments existing on the date hereof;

41

(u)   take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would at any time make any representation or warranty in Article VII untrue or incorrect.

(v)   agree or commit to do any of the foregoing.

SECTION 9.10. Special Meeting; Proxy Statement.

(a)   The Company shall take all action necessary in accordance with applicable Law and the Company’s Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a special meeting of its stockholders (the “Special Meeting”) as promptly as practicable after the date hereof to consider and vote upon those items necessary to obtain the Company Stockholder Approval and all other items included in the Proxy Statement. The shareholder vote required to obtain the Company Stockholder Approval shall be the vote required by applicable Law, the Company’s Articles of Incorporation, and the rules of the Nasdaq National Market. The Board of Directors of the Company shall, subject to its fiduciary obligations to the Company’s stockholders under applicable Law, (i) recommend to the stockholders of the Company that they vote in favor of the adoption and approval of all matters necessary to obtain the Company Stockholder Approval and any other items included in the Proxy Statement, (ii) use its reasonable best efforts to solicit from the stockholders of the Company proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of the stockholders of the Company in favor of such adoption and approval.

(b)   As promptly as practicable after the date hereof, the Company shall prepare, shall file with the Commission under the Exchange Act, shall use all reasonable best efforts to have cleared by the Commission, and promptly thereafter shall mail to its stockholders, a proxy statement with respect to the Special Meeting. The term “Proxy Statement”, as used herein, means such proxy statement and all related proxy materials and all amendments and supplements thereto, if any. Except to the extent otherwise determined in good faith by the Board of Directors of the Company in the exercise of its fiduciary duties, the Proxy Statement shall contain the recommendation of the Board that stockholders of the Company vote in favor of the adoption and approval of all matters necessary to obtain the Company Stockholder Approval and, at Petrohawk’s request, shall contain the recommendation of the Board that the stockholders of the Company approve the actions necessary to change the domicile of the Company to Delaware and amendments to the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock to 100,000,000 shares. The Company shall notify Petrohawk promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement by the Commission, and the Company shall promptly supply Petrohawk with copies of all correspondence between it and its representatives, on the one hand, and the Commission or members of its staff, on the other, with respect to the Proxy Statement. The Company, after consultation with Petrohawk and its counsel shall use its reasonable best efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement. The Company and Petrohawk shall cooperate with each other in

42

preparing the Proxy Statement, and the Company and Petrohawk shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement. The Company and Petrohawk each agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the Commission and to be disseminated promptly to holders of shares of the capital stock of the Company, in each case as and to the extent required by applicable Law.

(c)   None of the information supplied or to be supplied by Petrohawk for inclusion or incorporation by reference in the Proxy Statement will, at the time of its mailing to the Company’s stockholders, or at any time of its amending or supplementation, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d)   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time of its mailing to the Company's Stockholders, or at any time of its amending or supplementation, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

SECTION 9.11 Continuation of Indemnification.

(a)   From and after the Closing for a period of at least five years (the "DO Indemnification Period"), the Company will, and Petrohawk will use all reasonable efforts to cause the Company to, continue to indemnify, defend and hold harmless the officers, directors and employees of the Company and any of its Subsidiaries who were such at any time prior to the Closing (the “Indemnified Parties”) from and against all losses, expenses, claims, damages or liabilities to which they may be subject due to their positions as such officers, directors or employees or which arise out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law and the Company's Bylaws and Articles of Incorporation. If an Indemnified Party makes or asserts a claim hereunder, any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the Company's Bylaws and Articles of Incorporation shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party. If any claim or claims are brought against any Indemnified Party such Indemnified Party may select counsel for the defense of such claims, which counsel shall be reasonably acceptable to the Company. All rights to indemnification existing in favor of the directors, officers or employees of Company and any of its Subsidiaries as provided in Company’s Articles of Incorporation or Bylaws, as in effect as of the date of this Agreement, with respect to matters

43

occurring through the Closing, will survive the Closing and will continue in full force and effect thereafter.

(b)   After the Closing, the Company will, and Petrohawk will use all reasonable efforts to cause the Company to, maintain in effect for the said DO Indemnification Period the current policies of directors’ and officers’ liability insurance maintained by Company; provided, however, that the Company may substitute therefor policies of at least the same coverage (with carriers comparable to Company’s existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties, such substitute policies to be approved in advance by the chief executive officer of the Company serving at the date of this Agreement or his designee, such approval to not be unreasonable withheld.

(c)   Petrohawk covenants with the Company during the DO Indemnification Period, Petrohawk will not vote its shares of Common Stock in favor of a transaction which would result in the  Company  assigning or transferring all or substantially all its assets, other than in the ordinary course of its business, unless the acquiring party assumes the indemnity obligations hereunder related to the employees, officers and directors of the Company.

(d)   In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced by a third party, whether before or after the Closing, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

SECTION 9.12 Acquisition Proposals. From the date hereof until the termination of this Agreement, the Company shall not, and shall cause its officers, directors, employees or other agents not to, directly or indirectly, (a) take any action to solicit, initiate or encourage any Company Acquisition Proposal or (b) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Company or afford access to its books or records to any Person that may be considering making, or has made, a Company Acquisition Proposal. Nothing contained in this Section 9.12 shall prohibit the Company and its Board of Directors from (i) in response to a third party inquiry, stating that the Company is precluded from discussion or negotiations (ii) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act, or (iii) prior to obtaining the Company Stockholders’ Approval, furnishing information, including nonpublic information to, or entering into negotiations with, any Person that has indicated its willingness to make an unsolicited bona fide Company Acquisition Proposal if, and only to the extent that (with respect to this Section 9.12 only):

(a)    such unsolicited bona fide proposal relating to a Company Acquisition Proposal is made by a third party that Company’s Board of Directors determines in good faith has the good faith intent to proceed with negotiations to consider, and the financial and legal capability to consummate, such Company Acquisition Proposal,

44

(b)   Company’s Board of Directors determines in good faith after consultation with its independent legal counsel and financial advisor (taking into account among other things the legal, financial, regulatory and other aspects of the proposal, the Person making the proposal, the likelihood of consummation and the time to complete such transaction) that such Company Acquisition Proposal is a Superior Proposal,

(c)   contemporaneously with furnishing such information to, or entering into discussions with, such Person, the Company enters into a customary confidentiality agreement with such Person,

(d)   contemporaneously with furnishing such information to, or entering into discussions or negotiations with, such Person, Company provides written notice to Petrohawk to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person,

(e)   the definitive agreement relating to such Company Acquisition Proposal does not provide that the Company Acquisition Proposal is subject to any financing contingencies, and

(f)   Company uses all reasonable efforts to keep Petrohawk informed in all material respects of the status and terms of any such negotiations or discussions (including the identity of the Person with whom such negotiations or discussions are being held) and provides Petrohawk copies of such written proposals and any amendments or revisions thereto or correspondence related thereto; provided, that Petrohawk agrees to execute a confidentiality agreement, in form reasonably acceptable to it, with respect to any such information delivered to Petrohawk pursuant to this clause (f), which confidentiality agreement shall be subject to Petrohawk’s disclosure obligations arising under applicable Law or securities exchange regulations.

The term “Company Acquisition Proposal” means any offer or proposal for, or any indication of interest in, a merger, acquisition, consolidation or other business combination directly or indirectly involving the Company and/or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, the Company and/or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

SECTION 9.13 Post-Closing Covenants. The Company and Petrohawk hereby covenant and agree that following the Closing:

(a)   In the event that the proposed amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock is not approved by the stockholders at the Special Meeting, the Company and Petrohawk will take such action as may be required to effect an amendment to the articles of incorporation of the Company to increase the number of authorized shares of Common Stock to 100,000,000. In this regard, Petrohawk covenants and agrees that it will not exercise any of the Warrants or its conversion rights under the Note if the effect thereof at the time would reduce the number of authorized but unissued shares of the Common Stock to an amount less than the total number of shares issuable

45

upon exercise of all of the then outstanding options to purchase shares of the Common Stock held by the employees and former employees of the Company.

(b)   The Company will, and Petrohawk will use its reasonable efforts to cause the Company to, present to the Company’s stockholders a proposal to approve all of the amendments to the stock option agreements held by the Company’s employees as of the Closing Date as contemplated by the Employee Severance Agreement outlined in Schedule 7.12. Such action shall be taken within the time period necessary to obtain the stockholder approval necessary to effect all such amendments under applicable Laws. In this regard, Petrohawk agrees that it will vote all of the shares of the Common Stock issued to it at Closing (and require any permitted transferees of any of such shares to vote their shares) and any other shares it may then own or have a right to vote (or direct the vote) for approval of such amendments, and, if and to the extent needed in order to effect the required stockholder approval of such amendments, solicit proxies from other stockholders of the Company for such approval. The Company and Petrohawk will take any and all other such action as may be necessary or appropriate to effect the amendments to such stock options as contemplated hereby.

(c)   If not filed prior to Closing, within sixty (60) days following the Closing, the Company will, and Petrohawk will use its reasonable efforts to cause the Company to, file with the Securities and Exchange Commission a registration statement on Form S-8 covering the offer and sale of shares of Common Stock to be issued to the holders of the stock options referred to in paragraph (b) above and all stock options held by the directors of the Company at the time of the Closing. In addition, the Company will, and Petrohawk will use its reasonable efforts to cause the Company to, cause such registration statement to remain effective until such time as all of the stock options covered thereby have been exercised in full or expired under their terms, as amended.

ARTICLE X

TERMINATION

SECTION 10.1. Termination. This Agreement may be terminated, whether before or after the date of the Company Stockholder Approval, at any time prior to the Closing:

(a)   by mutual written consent of Petrohawk and the Company;

(b)   by either the Company or Petrohawk if the Closing has not occurred on or before April 30, 2004 (the “Termination Date”), provided that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to close the transactions contemplated by this Agreement;

(c)   by Petrohawk if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty (20) Business Days following receipt by the Company of notice of such breach (a “Company Breach”);

(d)   by the Company if there has been a material breach by Petrohawk of any

46

representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty (20) Business Days following receipt by Petrohawk of notice of such breach (a “Petrohawk Breach”);

(e)   by either the Company or Petrohawk, if any applicable law, rule or regulation makes consummation of the transactions contemplated by this Agreement illegal or if any judgment, injunction, order or decree of a court or other Governmental Authority of competent jurisdiction restrains or prohibits the consummation of the transactions contemplated by this Agreement, and such judgment, injunction, order or decree becomes final and nonappealable, (provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any party until such party has used all reasonable efforts to remove such injunction, order or decree);

(f)   by either the Company or Petrohawk if the Company Stockholder Approval is not obtained at the Special Meeting or at any adjournment or postponement thereof;

(g)   by Petrohawk or the Company if the Company accepts a Superior Proposal. For this Agreement, “Superior Proposal” means a Company Acquisition Proposal that the Company’s Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, is reasonably likely to be consummated taking into account the Person making such proposal, and the Company’s Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, that such proposal would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of the Company’s Common Stock than the transactions contemplated by this Agreement; provided, however, the Company may not terminate this Agreement under this Section 10.1(g) unless it pays to Petrohawk One Million Dollars ($1,000,000) (the “Termination Fee”) and has used all reasonable efforts to provide Petrohawk with five (5) Business Days’ prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions of such Superior Proposal; provided further, during such five (5) period, the Company shall, and shall direct its respective financial and legal advisors to, negotiate in good faith with Petrohawk to make such adjustments in the terms and conditions of this Agreement as would result, in the opinion of the Company’s Board of Directors, after consultation with its financial advisors and outside legal counsel, in a revised Petrohawk proposal that is reasonably capable of being completed, and if consummated, may reasonably be expected to result in a transaction that is at least as favorable from a financial point of view to the holders of Common Stock as the Company Acquisition Proposal. If Petrohawk terminates this Agreement pursuant to this Section 10.1(g), the Company shall promptly (and in any event no later than one Business Day after the consummation of the Superior Proposal) pay

47

Petrohawk the Termination Fee.

SECTION 10.2. Effect of Termination.

(a)   If this Agreement is terminated by either the Company or Petrohawk pursuant to the provisions of Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers, or stockholders, except pursuant to the provisions of Sections 10.1 (Termination), this Section 10.2 (Effect of Termination), Section 11.7 (Governing Law), Section 11.3 (Indemnification) and the Confidentiality Agreement (which shall continue pursuant to its terms).

(b)   Termination.

(i)     If this Agreement is terminated by the Company pursuant to Section 10.1(d), Petrohawk shall promptly (but in any event no later than one Business Day after such termination) pay the Company an amount equal to the Termination Fee. If Petrohawk terminates this Agreement under Section 10.1(c), the Company shall promptly (and in any event no later than one business day after such termination) pay to Petrohawk the Termination Fee. The payments due upon termination of the Agreement pursuant to Section 10.1(c) or Section 10.1(d) shall be considered liquidated damages, it being agreed that the amount of the actual damages incurred by the non-breaching party in any such event would be impossible or very difficult to determine accurately.

(ii)   If (x) a Company Acquisition Proposal shall have been made or shall have otherwise become publicly known or any Person (other than the Company or any of its Affiliates) shall have publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal, and (y) this Agreement is terminated by Petrohawk or the Company under Section 10.1(f) (failure to obtain the Company Stockholder’s Approval) or Section 10.1(b) (Effective Time has not occurred on or prior to Termination Date), within twelve (12) months after such termination of this Agreement: (A) a transaction is consummated which, if offered or proposed prior to the termination of this Agreement, would have constituted a Company Acquisition Proposal, or (B) (x) any Person acquires beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 50% or more of the combined power to vote generally for the election of directors, and (y) the Company's Board of Directors has taken any action for the benefit of such person, that facilitates the acquisition of such person or group of such beneficial ownership, then the Company shall promptly (and no later than one Business day after the first to occur of any clauses (A) or (B) above) pay to Petrohawk the Termination Fee.

48

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

To the Company:

Beta Oil & Gas, Inc.
6120 South Yale Avenue, Suite 813
Tulsa, Oklahoma 74136
Attention: David A. Wilkins
Fax: (918) 495-1077

With a copy (which shall not constitute notice) to:

Conner & Winters, P.C.
3700 First Place Tower
15 East 5th Street
Tulsa, OK 74103-4344
Attention: Lynnwood R. Moore, Jr.
Fax: (918) 586-8691

To Petrohawk:

Petrohawk Energy, LLC
1100 Louisiana, Suite 3650
Houston, Texas 77002
Attention: Floyd C. Wilson
Fax: (832) 204-2877

With a copy (which shall not constitute notice) to:

Hinkle Elkouri Law Firm L.L.C.
301 N. Main, Suite 2000
Wichita, Kansas 67202-4820
Fax: (316) 660-6011

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one (1) Business Day after being deposited with a next-day courier, postage prepaid, or (iii) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case

49

addressed as above (or to such other address as such party may designate in writing from time to time).

SECTION 11.2. No Waivers. No failure or delay by any holder of Securities in exercising any right, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Transaction Documents.

SECTION 11.3. Expenses; Indemnification.

(a)   Except as provided in Section 6.1(e) and Article X, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

(b)   The Company agrees to indemnify, defend and hold harmless, Petrohawk, from and against losses in excess of the Basket Amount that Petrohawk may incur resulting from any misrepresentation or breach of warranty by the Company made in this Agreement (including without limitation any certificate or instrument delivered in connection herewith) (the "Indemnified Losses"), subject to the other provisions of this Section 11.3. For purposes of this Section 11.3, in determining whether a misrepresentation or breach has occurred, all representations and warranties of the Company in the Agreement are qualified by the Knowledge of the Company, whether or not so stated.

(c)
(i)	For purpose of this Section 11.3 the terms shall have the following meaning:

"Assumed Post-Closing Net Asset Value of the Company" shall mean an amount equal to the Common Stock Purchase Price divided by Petrohawk’s Common Stock Ownership Percentage.

“Basket Amount” is $1,000,000 of losses that would otherwise be Indemnified Losses.

(ii)
"Petrohawk’s Common Stock Ownership Percentage" shall mean that percentage which results by dividing (A) the number of shares of Common Stock issued to Petrohawk at the Closing pursuant to this Agreement by (B) the total amount of shares of Common Stock outstanding immediately after the Closing.

(iii)	Petrohawk may make a claim that it has incurred an Indemnified Loss due to a misrepresentation or breach of warranty by the Company made in the

50

Agreement that had such event occurred or the misrepresented facts been known to Petrohawk at Closing, would have resulted in a reduction in the Assumed Post-Closing Net Asset Value of the Company in excess of the Basket Amount ("Adjustment Amount"). Notwithstanding anything to the contrary herein, in no event shall the aggregate Adjustment Amount for all indemnification claims hereunder exceed $5,000,000.

(iii)	The value of the Indemnified Loss shall be an amount equal to the product of Petrohawk’s Common Stock Ownership Percentage multiplied by the Adjustment Amount.

(iv)
The amount of the value of the Indemnified Loss shall be paid by the Company exclusively by crediting such amount to the amount of the Warrant Exercise Price payable by Petrohawk upon the exercise of any of the Warrants held by Petrohawk. In the event that the amount of the Indemnified Loss exceeds the aggregate amount of the Warrant Exercise Price of all Warrants held by Petrohawk at the time of the determination of the Indemnified Loss, the Company shall not have any obligation to pay or credit Petrohawk with that portion of the Indemnified Loss in excess of such aggregate Warrant Exercise Price.

(d)   At any time within a period of one year from the date of Closing that Petrohawk believes that it has incurred an Indemnified Loss, it shall promptly provide notice thereof to the chairman of the audit committee of the Company (or any member of the audit committee if no member has been designated as chairman), describing fully the facts and basis for its claim, including the asserted amount thereof (which shall include information regarding the amount of the asserted losses constituting the Basket). No claims for an Indemnified Loss may be submitted on or after the first anniversary of the Closing Date.

(e)   All matters relating to any claims for Indemnified Losses shall be presented to and decided on behalf of the Company by a majority of independent members of the Company’s Board of Directors (or a committee of independent directors, which may be the Company Audit Committee). In discharging its obligation hereunder said independent directors (or committee of independent directors) shall be free to employ outside counsel and such other experts and advisors, and to conduct their review of the claims in such manner, as they deem appropriate to comply with their duties and responsibilities to the Company and all of its stockholders hereunder and under applicable corporate Laws.

(f)   Petrohawk hereby covenants and agrees with the Company that Petrohawk shall indemnify the Company and hold it harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by it resulting from any misrepresentation, breach of warranty or

51

nonfulfillment of any agreement, covenant or obligation by Petrohawk made in this Agreement (including without limitation any certificate or instrument delivered in connection herewith).

SECTION 11.4. Amendments and Waivers; Sale of Interest. Any provision of this Agreement and the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Petrohawk. The Company hereby consents to any participation, sale, assignment, transfer or other disposition which complies with Article V, at any time or times hereafter, of any Securities, this Agreement and any of the other Transaction Documents, or of any portion hereof or thereof, including, without limitation, Petrohawk’s rights, title, interests, remedies, powers, and duties hereunder or thereunder, subject to compliance with applicable Laws and the provisions of the BOK Senior Debt Documents subject to the requirement that any such assignee, transferee or purchaser shall agree in writing to become bound by the terms of this Agreement and the other Transaction Documents and that Petrohawk shall not thereby be released from its obligations, liabilities and commitments hereunder and thereunder.

SECTION 11.5. Survival. Except for the provisions of Section 9.11 and Section 9.13, all representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by it or in its behalf under the Transaction Documents shall be considered to have been relied upon by Petrohawk and shall survive for a period of one (1) year after the delivery to Petrohawk of such Transaction Documents and the purchase of the Securities. The covenants set forth in Section 9.11 and Section 9.13 shall survive the Closing and continue for the respective periods provided for therein.

SECTION 11.6. Limitation on Interest. Regardless of any provision contained in the Transaction Documents, neither Petrohawk nor any other holder of the Note (”Noteholder”) shall ever be entitled to receive, collect, or apply, as interest on the Note, any amount in excess of the Maximum Lawful Rate, and in the event any Noteholder ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Note is paid in full, any remaining excess shall promptly be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, the Company and the Noteholder shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Note; provided, however, that, if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Noteholder shall refund to the Company the amount of such excess and, in such event, the Noteholder shall not be

52

subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

SECTION 11.7. Invalid Provisions. If any provision of the Transaction Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Transaction Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Transaction Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

SECTION 11.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither may not assign or otherwise transfer any of its rights or obligations under this Agreement except as otherwise provided in this Agreement.

SECTION 11.9. GOVERNING LAW. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA AND, TO THE EXTENT APPLICABLE, THE CORPORATE LAWS OF THE STATE OF NEVADA.

SECTION 11.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 11.11. No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than permitted transferees or assignees of all or any part of Petrohawk’s interest hereunder, the Indemnified Parties and the holders of the stock options which are addressed in Sections 9.13(a) and 9.13(b) hereof.

SECTION 11.12. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 11.13. WAIVER OF RIGHT TO TRIAL BY JURY. PETROHAWK

53

AND THE COMPANY EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT. PETROHAWK AND THE COMPANY EACH AGREE THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 11.14. Publicity. Neither the Company, Petrohawk nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, except as may be required by applicable Laws, the rules of The Nasdaq Stock Market or by any listing agreement with a national securities exchange, and each party shall use reasonable efforts to provide copies of such release or other announcement to the other party hereto, and give due consideration to such comments as each such other party may have, prior to such release or other announcement.

SECTION 11.15 Cooperation. Subject to compliance with applicable Laws, from the date hereof until the Closing Date, each party shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated by this Agreement.

SECTION 11.16 Additional Actions. Subject to the terms and conditions of this Agreement, each party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, or to remove any injunctions or other impediments or delays, to consummate and make effective the transactions contemplated by this Agreement.

54

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

COMPANY:

BETA OIL & GAS, INC.

By:

Name:	David A. Wilkins
Title:	President and Chief Executive Officer

PETROHAWK ENERGY, LLC

By:

Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer

55

[PAGE INTENTIONALLY LEFT BLANK.]

56

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

THE OFFER AND SALE OF THIS NOTE AND THE ISSUANCE OF THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE TRANSFER, SALE, ASSIGNMENT OR PLEDGE IS MADE IN STRICT COMPLIANCE WITH SUCH EXEMPTION.

$35,000,000	______________________, 2004

FOR VALUE RECEIVED, the undersigned, BETA OIL & GAS, INC., a Nevada corporation (“Maker” or the “Company”) hereby promises to pay to PETROHAWK ENERGY, LLC, a Delaware limited liability company (“Payee”), not later than 2:00 P.M. (Houston, Texas time), on the date when due, in immediately available funds in Houston, Texas, at Payee’s offices at 1100 Louisiana, Suite 3650, Houston, Texas 77002 or such other address, given to Maker by Payee, the principal sum of THIRTY FIVE MILLION AND NO/100 DOLLARS ($35,000,000), together with interest, as hereinafter described. Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Securities Purchase Agreement dated as of December 12, 2003, by and between Maker and Payee (the “Agreement”). This Note is the “Note” referred to in the Agreement. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

Maker reserves the right to prepay without premium or penalty, after thirty (30) days prior written notice to the Noteholder, the principal amount of the Note, in whole or in part, at any time after ________, 200_ [two years after the Closing].
Maker promises to pay interest on the outstanding principal balance hereof, prior to the occurrence of an Event of Default, at a rate per annum equal to eight percent (8%) per annum (the “Fixed Rate”) Interest shall accrue on any amounts past due and owing on the Note from the date due until paid at the rate of fifteen percent (15%) per annum (the “Default Rate”); provided further, that in no event shall the rate of interest charged hereunder exceed the Maximum Lawful Rate. Interest shall be payable on the Note as it accrues on March 31, 2004 and continuing on each June 30, September 30 and December 31 thereafter until maturity.

Interest shall be computed on the Note on the basis of the number of actual days elapsed, assuming that each calendar year consisted of 360 days. The entire outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full in a single installment on _____________, 2009 [5 years after Closing].

At any time after _________, 200_ [two years after the Closing] a Noteholder may elect to convert all or any portion of the amount of principal and accrued but unpaid interest on the Note as hereinafter provided.

1

Each $2.00 (the “Conversion Price”) of principal and accrued but unpaid interest on the Note shall be convertible into one share of Common Stock. The Conversion Price is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

1
In the event that the Company shall (a) declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), (b) split or subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then (as a result of an event described in (a), (b) or (c)) the Conversion Price shall be adjusted to equal the product of the Conversion Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such event and the denominator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after the event.

2.
In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which the Note is convertible (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other entity, each amount of principal and unpaid interest outstanding of the Note equal to the Conversion Price then in effect shall, after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be convertible, upon the terms and conditions specified in this Note and in the Agreement, into the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which amount of principal and interest payable under the Note is convertible (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this section with respect to the rights thereafter of such Note shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable upon the conversion of the Note. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Noteholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Noteholder may be entitled pursuant to this section.

3.
If any question shall at any time arise with respect to the Conversion Price or the number of shares issuable upon conversion of the Note, such question shall be determined by an independent firm of certified public accountants of recognized national standing selected by the Noteholder and acceptable to the Company.

4.
Notwithstanding anything in this section to the contrary, the Company shall not be permitted to take any action described in subparagraphs 1 through 5 above, if such action is prohibited under any other provision of this Note or the Agreement.

If a Noteholder elects to convert all or a portion of the outstanding principal and accrued but unpaid interest under the Note, then the Noteholder shall deliver the Note to the Company in exchange for a certificate or

2

certificates for the number of whole Conversion Shares to which the Noteholder is entitled under the terms hereof. In the event that the Noteholder has elected to convert less than all of the outstanding principal and accrued but unpaid principal under the Note, the Noteholder will also receive an amended and restated note setting forth the new amount of principal and accrued but unpaid interest. To the extent permitted by law, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such exchange of the Notes for the Conversion Shares and, if applicable, the amended and restated note, and the Noteholder shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

Notwithstanding any other provision of this Note or the Agreement, upon the occurrence of a Change of Control (other than a Change of Control caused by or resulting to any material extent from any sales of the Common Stock Shares, Conversion Shares or Warrant Shares by the Holder or any of its Affiliates), the entire principal balance of the Note and all accrued but unpaid interest may, at the election of the Noteholder, be converted into Conversion Shares at the Conversion Price.

No fractional shares or script of Common Stock shall be issued upon conversion of all or a portion of the outstanding principal and accrued but unpaid interest under the Note. In lieu of a fractional share of Common Stock to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Per Share Stock Price of one share of Common Stock on the date of conversion.

If one or more of the following events (collectively, “Events of Default” and individually, an “Event of Default”) shall have occurred and be continuing:

(a)   the Company shall fail to pay when due any principal or interest on the Note;

(b)   any representation, warranty, certification or statement made or deemed to have been made by the Company in the Agreement or any of the other Transaction Documents or by the Company or any other Person on behalf of the Company in any certificate, financial statement or other document delivered pursuant to the Agreement or any of the other Transaction Documents, shall prove to have been incorrect in any material respect when made, at the time of Closing and at the time that the Noteholder proposes to declare an Event of Default as a result thereof;

(c)   a default or event which, with the giving of notice, lapse of time or both could (unless cured or waived) become a default, shall occur under the terms of any Debt of the Company or any of its Subsidiaries having a principal balance of $250,000 or more (including, without limitation, the BOK Debt or any debt intended to replace such debt, the "Permitted Senior Debt");

(d)   the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(e)   an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries Operating seeking liquidation, reorganization or other relief with respect to it or its Debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy Laws as now or hereafter in effect;

3

(f)   one (1) or more judgments or orders for the payment of money aggregating in excess of $250,000 shall be rendered against the Company or any of its Subsidiaries and such judgment or order (i) shall continue unsatisfied and unstayed for a period of thirty (30) days, or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order; or

(g)   any Change of Control other than a Change of Control caused by any sales of the Common Stock Shares, Conversion Shares or Warrant Shares by the Noteholder or any of its Affiliates;

(h)   the Company without the written consent of the Noteholder shall issue any debt or note (except the Permitted Senior Debt or trade payables) which is not by its terms subordinate to this Note.

then, so long as any such event is continuing, any Noteholder shall without notice or demand of any kind (including, without limitation, notice of intention to accelerate and acceleration) (unless any such notice is expressly provided for in this Note or the Agreement or in the other Transaction Documents), all of which are hereby waived, take any and all actions as may be permitted by the Transaction Documents including, declaring the obligations in respect of the Note owned by such Noteholder (including all accrued but unpaid interest thereon) to be, and such obligations shall thereupon become, immediately due and payable.

Upon the occurrence and during the continuance of an Event of Default, and upon the conditions stated in this Note, the holder hereof may, at its option, declare the entire unpaid principal of and accrued but unpaid interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in this Note, such acceleration shall be automatic), without notice, demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. After the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note and, to the extent permitted by applicable Law, on accrued but unpaid interest, at the Default Rate.

After the occurrence of an Event of Default, all amounts collected or received by any Noteholder in respect of the Obligations shall be applied first, to the payment of all proper costs incurred by the Noteholder in connection with the collection thereof (including reasonable fees, expenses and disbursements of counsel for the Noteholder), second, to the payment of all accrued but unpaid interest on the Note, third, to unpaid principal on the Note, and fourth to the Company or any other Person entitled to such proceeds under applicable Law.

The Company shall maintain at the offices of the Company, the Note Register for registration of the Note and transfers thereof. On the Closing Date, the Company shall register this Note issued to Payee. The Company may deem and treat the registered Noteholder as the absolute owner of the Note registered to such Holder and (notwithstanding any notation of ownership or other writing on the Note made by any Person) for the purpose of any exercise thereof or any distribution to the Noteholder, and for all other purposes.

Upon satisfaction of each condition set forth in Article V of the Agreement, the Company shall register the transfer of any outstanding Note in the Note Register upon surrender of such Note to the Company at the offices of the Company, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Noteholder or by the duly appointed legal representative thereof. Upon any such registration of transfer, a new Note evidencing such transferred Note shall be issued to the transferee and the surrendered Note shall be canceled. If less than the entire principal amount of a Note surrendered for transfer is to be transferred, a new Note shall be issued to the Noteholder surrendering such Note evidencing such remaining principal balance.

The Note(s) may be exchanged at the option of the Noteholders thereof, when surrendered to the Company at the offices of the Company, for another Note or other Notes of like tenor and representing in the aggregate a like number of Notes. Notes surrendered for exchange shall be canceled.

4

If any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note lost, stolen or destroyed, a new Note of like tenor and representing the same outstanding principal, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Note and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Note.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay the court costs, reasonable attorneys’ fees, and other costs of collection of the holder hereof.

Maker, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of acceleration and the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BETA OIL & GAS, INC.

By:

Name:

Title:

5

[PAGE INTENTIONALLY LEFT BLANK.]

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) dated as of ________________, 2004, is entered into by and between BETA OIL & GAS, INC., a Nevada Company (“Company) and PETROHAWK ENERGY, LLC, a Delaware limited liability company (“Petrohawk”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement by and between Company and Petrohawk executed on December 12, 2003 (the “Purchase Agreement”), Petrohawk will receive the number of shares of Common Stock, Note and Warrants as set forth on Schedule 1.

WHEREAS, as a condition to the Purchase Agreement, Company has agreed to grant to the Stockholders (defined hereafter) certain registration rights with respect to its Registrable Securities (defined hereafter).

WHEREAS, all the terms used but not defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.   Definitions.

For purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1 or in the recitals above or the subsections referred to below.

“Registrable Securities” shall mean (i) the shares of Common Stock issued to the Stockholder(s) pursuant to the Purchase Agreement (which, for purposes hereof, shall mean the Common Stock Shares, the Warrant Shares and the Conversion Shares as defined in the Purchase Agreement) and (ii) any securities issued or issuable with respect to the shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization provided, however, that as to any particular Registrable Securities, such security shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such security shall have become effective under the Act and such security shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Act.
.

“Stockholders(s)” shall mean Petrohawk and all Affiliates of Petrohawk that become holders of Registrable Securities.

Section 2.   Independent Registration Rights.

2.1   The Company hereby grants to Stockholders separate rights to require the Company to use its best efforts to cause registration and sale in a public offering of all or a portion of Stockholders’ Registrable Securities in accordance with this Section 2; provided, however, the Company shall not have any obligation to effect more than a total of two (2) effective registrations pursuant to this Section 2 or effect more than one (1) in any twelve (12) month period. If the Company shall have received a written request submitted by Stockholder(s) owning at least a majority of the Registrable Securities outstanding at the time of such request (the “Requisite Holders”) that such

1

Stockholder(s) desires/desire to sell Registrable Securities and specifying the number of Registrable Securities proposed to be sold (for the purposes of this Section 2, “Shares” and which shall in no event be less than 500,000 Shares) and the proposed plan for distribution of the Shares, Company will thereafter:

2.1.1   Give prompt (but in any event within fifteen (15) days after the receipt of the Requisite Holder(s)’ notice) notice to all other Stockholders of such notice and of such other Stockholders’ rights to have their Registrable Securities included in such registration.

2.1.2   Upon the request of any such Stockholder made within fifteen (15) days after the receipt by such Stockholder of any such notice given pursuant to subsection 2.1.1 (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration of all Shares which the Company has been so requested to register pursuant to this subsection 2.1.

2.1.3   Prepare and file as soon as practicable, but in no event later than thirty (30) days from Company’s receipt of the last Stockholder’s request to have such Stockholder’s Registrable Securities included in such registration within the time period specified in Section 2.1.2, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (“Registration Statement”) with the Securities Exchange Commission (“Commission”) on Form S-1 (or Form S-2 or Form S-3, if Company is entitled to use such forms, or similar forms available for use by small business issuers) and use its best efforts to cause such Registration Statement to become effective in order that the Stockholders may sell the Shares in accordance with the proposed plan of distribution.

2.1.4   Prepare and file with the Commission such amendment and supplements to such Registration Statement and prospectus used in connection therewith including any preliminary prospectus or supplemental or amended prospectus (the “Prospectus”) as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the offer of the Shares during the period required for distribution of the Shares, which period shall not be in excess of the earlier of (i) nine months from the effective date of such Registration Statement, and (ii) the distribution of all Shares covered by such Registration Statement.

2.1.5   Furnish to each Stockholder such number of copies of the Prospectus (including any preliminary prospectus or supplemental or amended prospectus) as such Stockholder may reasonably request in order to facilitate the sale and distribution of the Shares.

2.1.6   Notwithstanding the foregoing, if the Company shall furnish to the each Stockholder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Stockholder; provided, however, that the Company may not utilize this right with respect to a request under Section 2 more than once in any twelve (12) month period.

2.2   The right of each Stockholder to register Shares pursuant to the provisions of this Section 2 shall be subject to the condition that if a request for registration is made within sixty (60) days prior to the conclusion of Company’s then current fiscal year, Company shall have the right to delay the filing of the Registration Statement for such period of time until Company files its audited financial statements for such fiscal year.

2.3   If the Requisite Holder(s) intend/intends to distribute the Registrable Securities covered by the notice pursuant to section 2.1 by means of an underwriting, the Requisite Holder(s) shall so advise the Company as a part of the notice made pursuant to section 2.1 and provide the name of the managing underwriter or underwriters that the Requisite Holder(s) proposes/propose to employ in connection with the public offering proposed to be made pursuant to the registration requested. If the managing underwriter of such underwritten offering shall inform the

2

Company and the Stockholders requesting that their Shares be registered pursuant to this Section 2 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Requisite Holders, then the Company will include in such registration such amount of Shares which the Company is so advised can be sold in (or during the time of) such offering pro rata on the basis of the amount of such Shares so proposed to be sold and so requested to be included by such parties.

2.4   A registration shall not be deemed to have been effected (i) unless it has become effective and remained effective for the period specified in subsection 2.1.4, (ii) if, after it has become effective, such registration is terminated by a stop order, injunction or other order of the Commission or other governmental agency or court, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason, other than as a result of the voluntary termination of such offering by the Requisite Holders or any failure by the Requisite Holders to satisfy or perform the conditions or covenants on their part to be satisfied or performed.

Section 3.   Piggy-Back Registration Rights.

3.1   If Company proposes to file, on its behalf, a Registration Statement under the Securities Act on Form S-1, S-2 or S-3 or similar forms available for use by small business issuers, other than pursuant to Section 2 of this Agreement or in connection with a dividend reinvestment, employee stock purchase, option or similar plan or in connection with a merger, consolidation or reorganization, Company shall give written notice to Stockholder at least ten (10) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by Stockholder. If Stockholder desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to Company within three (3) days after the date of mailing of such offer specifying the amount of Registrable Securities to be registered (for the purpose of this Section 3, “Shares”). Company shall thereupon include in such filing the Shares, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its best efforts to affect registration under the Securities Act of the Shares.

3.2   The right of Stockholder to have the Shares included in any Registration Statement in accordance with the provisions of this Section 3 shall be subject to the following conditions:

3.2.1   Company shall have the right to require that Stockholder agree to refrain from offering or selling any shares of Common Stock that it owns which are not included in any such Registration Statement in accordance with this Section 3 for any reasonable time period specified, not to exceed ninety (90) days, by any managing underwriter of the offering to which such Registration Statement relates.

3.2.2   If (i) a registration pursuant to this Section 3 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and Stockholder who has requested that its Shares be registered pursuant to this Section 3 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company or a majority of such requesting holders, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, the securities being offered by the Company for its own account; and second such Shares of the Stockholders which are requested to be included in such registration pro rata on the basis of the amount of such Shares so proposed to be sold and so requested to be included by such Stockholders.

3.2.3   Company shall furnish Stockholder with such number of copies of the Prospectus as Stockholder may reasonably request in order to facilitate the sale and distribution of its shares.

3

3.3   Notwithstanding the foregoing, Company in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified herein is given without liability to Stockholder.

Section 4.   Participation in Underwritten Registrations. Stockholder may not participate in any registration hereunder which relates to an underwritten offering unless Stockholder (a) agrees to sell such holder’s securities on the basis provided in any underwriting arrangements approved by the holders of at least a majority of the Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

Section 5.   Exclusive Registration Rights and Transfer.

The rights of Stockholder under this Agreement may upon notice to the Company be transferred to its respective Affiliates in combination with a transfer of shares to such Affiliates. However, the rights of Stockholder under this Agreement may not be assigned or transferred to a non-Affiliate without the Company’s written consent. Except as provided in this Section 5, the rights granted under this Agreement are granted specifically to and for the benefit of Stockholder and shall not pass to any transferee of Registrable Securities. From and after the date of this Agreement, the Company will not, without the prior written consent of Stockholders holding at least a majority of the Registrable Securities then outstanding, enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Stockholders in this Agreement. The foregoing shall not restrict or prevent the Company from entering into any other agreement with any party pertaining to the registration by the Company of such party’s Common Stock. Except as set forth in Schedule 2 attached hereto, the Company represents and warrants to Stockholders that, as of the date hereof, the Company is not a party to any agreement, other than this Agreement, pertaining to the registration by the Company of Common Stock.

Section 6.   Expenses. Company will bear all the expenses in connection with any Registration Statement under this Agreement, other than transfer taxes payable on the sale of such shares, the fees and expenses of counsel to Stockholder and fees and commissions of brokers, dealers and underwriters.

Section 7.   Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Agreement, if, at any time, Company notifies Stockholder that an amendment or supplement to such Registration Statement or amendment to the Prospectus included therein is necessary or appropriate, Stockholder will forthwith cease selling and distributing shares thereunder and will forthwith redeliver to Company all copies of such Registration Statement and Prospectuses then in its possession or under its control. Company will use its best efforts to cause any such amendment or supplement to become effective as soon as practicable and will furnish Stockholder with a reasonable number of copies of such amended or supplemented prospectus (and the period during which Company is required to use its best efforts to maintain such Registration Statement in effect pursuant to this Agreement will be increased by the period from the date on which Stockholder ceased selling and distributing shares thereunder to the date on which such amendment or supplement becomes effective).

Section 8.   Cooperation with Existing Stockholders. Company shall be entitled to require Stockholder to cooperate with Company in connection with a registration of Registrable Securities pursuant to this Agreement and furnish (i) such information as may be required by Company or the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be required by the Commission in connection therewith.

Section 9.   Registration Procedures. Upon the receipt of a request for registration of any Registrable Securities pursuant to Section 2 or Section 3 of this Agreement, Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant

4

thereto Company will as expeditiously as possible:

9.1.1   Prepare and file with the Commission a registration statement on an appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, Company will promptly furnish to the holders of Registrable Securities to be registered and sold pursuant to this Agreement (the “Registered Holders”) and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Registered Holders and the underwriters, and Company will not file any registration statement or amendment thereto, or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Registered Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

9.1.2   Prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition set forth in such registration statement or supplement to such prospectus.

9.1.3   Notify the Registered Holders and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of Company contemplated by subsection 9.1.10 cease to be true and correct, (v) of the receipt by Company of any notification with respect to the suspension or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosures and post-effective amendment.

9.1.4   Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

9.1.5   If requested by the managing underwriters or the Registered Holders in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post effective amendment such information as the managing underwriters and the Registered Holders agree should be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by the

5

Registered Holders or any underwriter of such Registrable Securities.

9.1.6   Furnish to the Registered Holders and each managing underwriter, if any, without charge, at least one signed copy of the registration statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

9.1.7   Deliver without charge to the Registered Holders and the underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and Company consents to the use of such prospectus or any amendment or supplement thereto by such Registered Holders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

9.1.8   Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Registered Holders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Registered Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

9.1.9   Upon the occurrence of any event contemplated by subsection 9.1.3 (ii) - (vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

9.1.10           Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Registered Holders to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to Company and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Registered Holders) addressed to the Registered Holders and the underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the Registered Holders and such underwriters; (iv) obtain “cold comfort” letters and updates thereof from Company’s independent certified public accountants addressed to the Registered Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) Company shall deliver such documents and certificates as may be requested by the Registered Holders and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Company. The above shall be done at

6

each closing under such underwriting or similar agreement or as and to the extent required thereunder.

9.1.11           Make available for inspection by a representative of the Registered Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Registered Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of Company, and cause Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by Company in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order.

9.1.12           Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of Company’s first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement, which statements shall cover said 12-month periods.

9.1.13           If Company, in the exercise of its reasonable judgment, objects to any change reasonably requested by the Registered Holders or the underwriters, if any, to any registration statement or prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this Section 9, Company shall not be obligated to make any such change and such Registered Holders may withdraw their Registrable Securities from such registration, in which event (i) Company shall pay all registration expenses (including its counsel fees and expenses) incurred in connection with such registration statement or amendment thereto or prospectus or supplement thereto, and (ii) in the case of a registration being effected pursuant to Section 2, such registration shall not count as one of the registrations Company is obligated to effect pursuant to Section 2 hereof.

Section 10.   Indemnification.

10.1   In the event of any registration of any securities under the Securities Act pursuant to this Agreement, Company will indemnify and hold harmless Stockholder, any underwriter and each other Person, if any, who controls Stockholder, or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Stockholder, or any underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period the Company is required to keep the Registration Statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse Stockholder, or underwriter for any legal or any other expenses as reasonably incurred by such person in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without prior written consent of Company; provided, however, that Company will not be liable to Stockholder or an underwriter in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Company by Stockholder, or its affiliates or representatives, or by that underwriter, as the case may be, specifically for use in the preparation thereof; and provided further that the indemnity agreement contained in this Section 10 with respect to any preliminary prospectus shall not inure to the benefit of Stockholder or any underwriter or to any Person selling the same in

7

respect of any loss, claim, damage, liability or action asserted by someone who purchased shares from such person if a copy of the final prospectus (as the same may be amended or supplemented) in connection with such registration statement was not sent or given to such person with or prior to written confirmation of the sale and if the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus.

10.2   In the event of any registration of securities under the Securities Act pursuant to this Agreement, Stockholder will indemnify and hold harmless Company, each of its directors and officers, any underwriter and each other Person, if any, who controls Company or underwriter within the meaning of the Securities Acts, against any losses, claims, damages or liabilities, joint or several, to which Company or any such director, officer, underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse Company, each such director, officer, or underwriter for any legal or any other expenses as reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without prior written consent of the indemnifying Stockholder, or its representative; but in all cases only if, and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to Company by the indemnifying Stockholder, or its affiliates or representatives specifically for use in the preparation thereof. Notwithstanding the foregoing, the amount of the indemnity provided by Stockholder pursuant to this Section 10 shall not exceed the net proceeds received by Stockholder in such related registration and sale.

10.3   Promptly after receipt by a party entitled to indemnification under subsection 10.1 or 10.2 hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefore. The indemnity agreements in this Section 10 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

10.4   If the indemnification provided for in this Section 10 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to

8

include, subject to the limitations set forth in Section 10 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 11.   Sales under Rule 144. With a view to making available to Stockholder the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit Stockholder to sell the Registrable Securities without registration, Company agrees to:

(a)   make and keep public information available, as those terms are understood and defined in Rule 144 (or any successor provision);

(b)   file with the Commission in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act;

(c)   furnish to Stockholder forthwith upon request (i) a written statement by Company that it has complied with the reporting requirements of Rule 144 (or any successor provision), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Company and such other reports and documents so filed by Company under the Securities Act and the Exchange Act and (iii) such other information as may be reasonably requested by Stockholder in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration; and

(d)   after any sale of Registrable Securities pursuant to Rule 144, to the extent allowed by law, to cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Securities.

Section 12.   Removal of Legend. The Company agrees, to the extent allowed by law, to remove any legends on certificates representing Registrable Securities describing transfer restrictions applicable to such securities upon the sale of such securities (i) pursuant to an effective Registration Statement under the Securities Act or (ii) in accordance with the provisions of Rule 144 under the Securities Act.

Section 13.   Notices. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, or via overnight delivery service and shall be addressed to the other parties at the addresses listed on the signature pages hereof. Notice shall be deemed effective upon receipt or refusal.

Section 14.   Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Company and the Stockholders holding not less than 75% of the Registrable Securities then outstanding. Any such modification, amendment shall be binding on all holders of Registrable Securities and all persons who may thereafter acquire any Registrable Securities.

Section 15.   Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.

Section 16.   Partial Invalidity. If any clause, sentence, paragraph, section or part of this Agreement shall be deemed invalid, unenforceable or against public policy, the part which is invalid, unenforceable or contrary

9

to public policy shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the invalidity, unenforceability or contrariness to public policy shall be confined only to the clause, sentence, paragraph, section or part of this Agreement so invalidated, unenforceable or against public policy.

Section. 17   Termination of Registration Right. No Stockholder shall be entitled to exercise any right provided for in this Agreement after the fifth anniversary of the Closing of the transactions contemplated by the Purchase Agreement (the “Termination Date”). Notwithstanding any other provision of this Agreement to the contrary, the registration rights granted hereunder will terminate prior to the Termination Date as to any Stockholder upon the first day the Stockholder is able to sell all of the Registrable Securities owned by such Holder under Rule 144 within any given three-month period.

Section 18.   Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and shall not be construed strictly for or against either of the parties hereto.

Section 19.   Governing Law. This Agreement shall be governed and construed according to the laws of the State of Oklahoma, without regard to its conflicts of law principles.

Section 20.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

Section 21.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 22.   Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy and (ii) the other party shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

(Remainder of page intentionally left blank)

10

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“COMPANY”

BETA OIL & GAS, INC.

By:

Name:
Title:

Address for Notice:

Beta Oil & Gas, Inc.
6120 South Yale Avenue, Suite 813
Tulsa, Oklahoma 74136
Attention: David A. Wilkins
Fax: (918) 495-1077

With a copy (which shall not constitute notice) to:

Conner & Winters, P.C.
3700 First Place Tower
15 East 5th Street
Tulsa, OK 74103-4344
Attention: Lynnwood R. Moore, Jr.
Fax: (918) 586-8982

11

“PETROHAWK”

PETROHAWK ENERGY, LLC

By:

Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer

Address for Notice:

Petrohawk Energy, LLC
1100 Louisiana, Suite 3650
Houston, Texas 77002
Attention: Floyd C. Wilson
Fax: (832) 204-2877

With a copy (which shall not constitute notice) to:

Hinkle Elkouri Law Firm L.L.C.
301 N. Main, Suite 2000
Wichita, Kansas 67202-4820
Fax: (316) 660-6011

12

SCHEDULE 1

Petrohawk Energy, LLC	15,151,515 shares of Common Stock

10,000,000 Warrants

$35,000,000 Note

13

EXHIBIT C

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made and entered into this _____ day of _____________, 2003, by and among Beta Oil & Gas, Inc., a Nevada corporation (the “Company”), Petrohawk Energy, LLC, a Delaware limited liability company (“Petrohawk”) and the undersigned stockholders of the Company (the “Stockholders”)

RECITALS

WHEREAS, the Company and Petrohawk have entered into a certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, as a condition to the execution of Purchase Agreement, the parties entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Stockholder Voting Regarding the Purchase Agreement. Each of the Stockholders agrees, so long as it owns such shares, to vote (including the taking of any action by written consent, as necessary or appropriate) and to use all reasonable efforts to cause its Affiliates to vote, all shares of the Company’s common stock, $.001 par value and all shares of the Company’s 8% Cumulative Convertible Preferred Stock (and any and all shares of any other voting class of capital stock of the Company presently or at any future time owned by such Stockholder) (the “Stock”), which it is entitled to vote (or control the voting directly or indirectly) in favor of the proposal to issue the Securities pursuant to the Purchase Agreement, and all transactions contemplated thereby, including but not limited to, an amendment to the Company’s Articles of Incorporation increasing the authorized number of shares of Company common stock and a reincorporation merger of, or other action by, the Company to change its domicile to Delaware, and extensions of the term for exercising certain options held by officers, directors and employees of the Company. In addition, each of the Stockholders agrees to support the proposal and the items listed in the immediately preceding sentence in any communications that they have (whether written or oral) with any other stockholders of the Company.

2.   Term. Except for the provisions of Section 4, this Agreement shall terminate and be of no further force and effect at the earliest of the (i) termination of the Purchase Agreement, (ii) the Closing of the transactions contemplated by the Purchase Agreement, and (iii) ninety (90) days after the date of the Company’s stockholders’ meeting whereby the issuance of the Securities pursuant to the Purchase Agreement is approved. The provisions of Section 4 shall remain in effect and enforceable by the Company or its stockholders for the period provided for therein.

3.   Stockholders’ Representation and Warranties. Each Stockholder severally, as to itself only, represents and warrants to Petrohawk that (a) the Stockholder has duly authorized, executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement, enforceable in accordance with its terms and neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of, a default under, or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound; (b) consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of law other than filing on Form 13D that may be required under the Securities Exchange Act of 1934, as amended; (c) except to the extent

1

contemplated herein each Stockholder’s shares of Stock and the certificates representing same are now and at all times during the term of this Agreement will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreement or any other encumbrances whatsoever (“Encumbrances”) with respect to the ownership or voting of such shares of Stock or otherwise, other than Encumbrances created by or arising pursuant to this Agreement; (d) there are no outstanding options, warrants or rights to purchase or acquire, or proxies, powers-of-attorney, voting agreements, trust agreements or other agreements relating to, such shares of Stock other than this Agreement; (e) the shares of Stock listed on Exhibit “A” constitutes all of the Company securities of each Stockholder owned beneficially or of record by such Stockholder on the date hereof; and (f) the Stockholder has the present power and right to vote all of the shares of Stock as contemplated herein.

4.   Restricted Actions. During a period of one (1) year from the date of Closing, none of Petrohawk, any Affiliates of Petrohawk nor any “group” (within the meaning of Rule 13d-5(b) promulgated under the Exchange Act) will:

(a)   commence any tender offer or exchange offer for shares of the Common Stock;

(b)   propose or take any action to effect a merger of the Company with any Affiliate of Petrohawk; or

(c)   take any other action which would constitute a Rule 13e-3 transaction as that term is defined in Rule 13e-3(a)(3) promulgated under the Exchange Act;

without first obtaining the approval of a majority of the members of the Board of Directors of the Company who are independent for purposes of board membership (as defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules).

5.   Certain Defined Terms. Unless otherwise expressly provided herein, all capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

6.   Negative Covenants of Each Stockholder. Except to the extent contemplated herein or in the Purchase Agreement, each Stockholder hereby covenants and agrees that such Stockholder will not, and will not agree to, directly or indirectly, (a) sell, transfer, assign, cause to be redeemed or otherwise dispose of any of its shares of Stock or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, assignment, redemption or other disposition of its shares of Stock, except through “brokers” transactions as contemplated by subparagraphs (f) and (g) and subject to the limitations on amount provided by subparagraph (e) of Rule 144 of the Securities Act; (b) grant any proxy, power-of-attorney or other authorization or interest in or with respect to its shares of Stock pertaining or relating to the Purchase Agreement or any of the transactions contemplated thereby; or (c) deposit such Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Stock, unless and until, in the case of (a), (b) or (c) above, the Stockholder shall have taken all actions (including, without limitation, the placement of a legend on the certificates evidencing such Stock) reasonably necessary to ensure that such Stock shall at all times be subject to all the rights, powers and privileges granted or conferred, and subject to all the restrictions, covenants and limitations imposed, by this Agreement and shall have caused, as a condition to any sale, transfer, pledge or other disposition of any shares of Stock, any transferee of any of the Stock, unless it is already a signatory to this Agreement, shall become a signatory to and be bound by the terms of this Agreement.

7.   Successors. This Agreement shall be binding upon and shall operate for the benefit of Petrohawk, the Stockholders and the Company, their respective members and stockholders, and their respective successors, assigns, executors, administrators and heirs, and it shall be binding upon any entity to whom any Stock is transferred whether or not in accordance with the provisions of this Agreement, and the executor or administrator of such entity.

2

8.   Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by all parties hereto. Each Stockholder covenants not to vote any shares of Stock in favor of any amendment of the articles of incorporation or bylaws of the Company, if such amendment would materially modify the terms or frustrate the purpose of this Agreement or the Purchase Agreement, unless the vote on such amendment is approved unanimously by the parties to this Agreement.

9.   Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be constructed to be a waiver of such provisions.

10.   Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.

11.   Entire Agreement. This Agreement contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

12.   Notices. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, and shall be addressed to all other parties at the addresses listed on the signature page hereof. All such notices shall be deemed to be given three (3) days after the date of mailing thereof.

13.   Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA AND, TO THE EXTENT APPLICABLE, THE CORPORATE LAWS OF THE STATE OF NEVADA.

14.   Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page to Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

COMPANY:

BETA OIL & GAS, INC.

By:

Name:

Title:

Address for Notice:

Beta Oil & Gas, Inc.
6120 South Yale Avenue, Suite 813
Tulsa, Oklahoma 74136
Attention: David A. Wilkins
Fax: (918) 495-1077

With a copy (which shall not constitute notice) to:

Conner & Winters, P.C.
3700 First Place Tower
15 East 5th Street
Tulsa, OK 74103-4344
Attention: Lynnwood R. Moore, Jr.
Fax: (918) 586-8982

PETROHAWK ENERGY, LLC

By:

Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer

Address for Notice:

Petrohawk Energy, LLC
1100 Louisiana, Suite 3650
Houston, Texas 77002
Attention: Floyd C. Wilson
Fax: (832) 204-2877

With a copy (which shall not constitute notice) to:

Hinkle Elkouri Law Firm L.L.C.
301 N. Main, Suite 2000
Wichita, Kansas 67202-4820
Fax: (316) 660-6011

4

[MAJOR STOCKHOLDERS’ SIGNATURES TO BE INSERTED]

5

EXHIBIT “A”

Shares of
Stockholder	Common Stock

6

EXHIBIT D

WARRANT CERTIFICATE

THE OFFER AND SALE OF THESE WARRANTS AND THE ISSUANCE OF THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE TRANSFER, SALE, ASSIGNMENT OR PLEDGE IS MADE IN STRICT COMPLIANCE WITH SUCH EXEMPTION..

Warrant No. W-1

10,000,000 Warrants

WARRANT CERTIFICATE

This Warrant Certificate (“Warrant Certificate”) certifies that Petrohawk Energy, LLC, a Delaware limited liability company (“Petrohawk”), or registered assigns, is the registered holder of Ten Million (10,000,000) Warrants (“Warrants”) to purchase Common Stock of Beta Oil & Gas, Inc., a Nevada corporation (the “Company”). This is the Warrant Certificate referred in that certain Securities Purchase Agreement between Petrohawk and the Company dated December 11, 2003 (the “Agreement”). Unless defined in this Warrant Certificate, capitalized terms used herein shall have the meanings given them in the Agreement. Each Warrant entitles the holder, subject to the conditions set forth herein and in the Agreement, to purchase from the Company at any time before 5:00 P.M., Houston, Texas time, on ________, 2009 [five (5) years following the Closing Date] (the “Warrant Expiration Date”), one fully paid and nonassessable share of the Common Stock of the Company (the “Warrant Shares”) at a price (the “Warrant Exercise Price”) of $1.65 per Warrant Share, subject to adjustment as provided herein. The Warrant Exercise Price to which Warrants are exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), or (b) by delivering to the Company Warrants or Common Stock of the Company having a fair market value equal to the Warrant Exercise Price, (c) by offsetting the principal balance of the Note, or (d) a combination of (a), (b) and (c). For purposes hereof, the “fair market value” of a share of Common Stock shall mean the Per Share Stock Price and the ‘fair market value” of a Warrant shall mean the difference between the Per Share Stock Price less the Warrant Exercise Price. The Warrant Exercise Price shall be delivered to the Company, at its offices located at __________________________, or at such other address as the Company may specify in writing to the registered holder of the Warrants evidenced hereby (the “Warrant Office”). The Warrant Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Warrant Expiration Date upon the occurrence of certain events as set forth herein.

The Company may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided herein and in the Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office and

1

subject to the conditions set forth on this Certificate and in the Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided herein and in the Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

Exercise of Warrants.

(a)   The Warrants may be exercised in whole or in part at any time until the Warrant Expiration Date at which time the Warrants shall expire and shall thereafter no longer be exercisable.

(b)   The Warrants shall be exercised by presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase attached hereto duly completed and signed, to the Company at the Warrant Office, together with payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised. Upon such presentation, the Company shall issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the aggregate number of Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become holder of record of such Warrant Shares as of the date of exercise of such Warrants; provided, that, no Warrant Holder will be permitted to designate that such Warrant Shares be issued to any Person other than such Warrant Holder unless each condition to transfer contained in Article V of the Agreement which would be applicable to a transfer of Warrants or Warrant Shares has been satisfied.

(c)   If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

(d)    The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrants issued by it, but shall pay for any such fraction of a share an amount in cash equal to the value of such fractional share determined by the Company’s Board of Directors in good faith.

(e)   The Company will pay all Taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants issued by it; provided, that, each Warrant Holder shall use its reasonable efforts to avoid any such Tax on the issuance of Warrant Shares; and provided, further that, the Company shall not be required to pay any income Tax or any other Tax which may be payable in respect of any transfer involved in the issuance of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of such a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such Tax or shall have established to the satisfaction of the Company that such Tax has been paid.

(f)   If the issuance of the Warrant Shares deliverable upon exercise have not been registered pursuant to the Securities Act, the Warrantholder shall deliver a duly executed certificate (the “Form of Stockholders Certificate”) substantially in the form of Exhibit A hereto.

Adjustment of Number of Warrant Shares Purchasable. The number of Warrant Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

(a)   In the event that the Company shall at any time after the date of this Warrant Certificate declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital

2

stock of any other class of the Company), split or subdivide the outstanding Common Stock, or combine the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares purchasable upon an exercise of each Warrant after the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall be adjusted to equal the number of shares of Common Stock which a Holder having the same number of shares of Common Stock as the number of Warrant Shares into which each Warrant is exercisable immediately prior to such record date or effective date, as the case may be, would own or be entitled to receive after such record date or effective date.

(b)   The Warrant Exercise Price in effect immediately prior to any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall be simultaneously adjusted (but not below the par value of the Common Stock) by multiplying the Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which each Warrant is exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which each Warrant is exercisable immediately after such adjustment.

(c)   In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which any Warrant is exercisable (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other Person, each Warrant shall after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this section with respect to the rights thereafter of such Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of such Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Warrant Holder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Warrant Holder may be entitled pursuant to this section (c).

(d)   If any question shall at any time arise with respect to the adjusted number of Warrant Shares, such question shall be determined by an independent firm of certified public accountants of recognized national standing selected by the Warrant Holder.

(e)   Notwithstanding anything in this section to the contrary, the Company shall not be permitted to take any action described in this section (such as, but not by way of limitation, any dividend, consolidation merger or reorganization) if such action is prohibited under any other provision of this Warrant Certificate or the Agreement.

(f)   Notwithstanding that the number of Warrant Shares purchasable upon the exercise of each Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Warrant Shares upon exercise of each Warrant or to distribute certificates that evidence fractional shares, but instead shall pay to the holder of each Warrant the Per Share Stock Price of any such fractional Warrant Shares at the close of business on the trading date immediately preceding the date of exercise.

Notices to Warrant Holders. Upon any adjustment of the number of Warrant Shares issuable upon an exercise of the Warrants or any adjustment of the Warrant Exercise Price pursuant to the Adjustment of the number of Warrant Shares purchasable above, the Company shall promptly, but in any event within thirty (30) days thereafter, cause to be given to each Warrant Holder, at its address appearing on the Warrant Register, by first class

3

mail, postage prepaid, a certificate signed by the Company’s Financial Officer setting forth the number of Warrant Shares issuable upon the exercise of each Warrant as so adjusted and the Warrant Exercise Price as so adjusted, and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the other provisions of this section.

In the event:

(a)   that the Company shall authorize the issuance to any or all holders of its Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

(b)   of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

(c)   of the voluntary dissolution, liquidation or winding up of the Company; or

(d)   that the Company proposes to take any other action which would require an adjustment of the Warrant Exercise Price of the Warrants issued by it pursuant to this Warrant Certificate;

then the Company shall cause to be given to each Warrant Holder at such Warrant Holder’s address appearing on the Warrant Register, at least twenty (20) days prior to the applicable date hereinafter specified, by first class mail, postage prepaid, a written notice stating the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

Registration, Transfer and Exchange of Warrants.

(a)   The Company shall maintain at the offices of the Company, the Warrant Register for registration of the Warrants and Warrant Certificate and transfers thereof. On the Closing Date, the Company shall register the outstanding Warrants and Warrant Certificate issued to Buyer. The Company may deem and treat the registered Warrant Holders as the absolute owner of the Warrants registered to such Holder and (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the Warrant Holder, and for all other purposes.

(b)   Upon satisfaction of each condition set forth in Article V of the Agreement, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate evidencing such Warrants to the Company at the offices of the Company, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Warrant Holder or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, a new Warrant Certificate(s) shall be issued to the Warrant Holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

(c)   Warrant Certificates may be exchanged at the option of the Warrant Holder(s) thereof,

4

when surrendered to the Company at the offices of the Company, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

(d)   No charge shall be made for any such transfer or exchange except for any Tax or other governmental charge imposed in connection therewith.

Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the date first above written.
BETA OIL & GAS, INC.

By:

Name:

Title:

5

ELECTION TO PURCHASE

The undersigned Warrantholder elects to purchase __________ shares of Common Stock of Beta Oil & Gas, Inc. (the “Warrant Shares”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

The Undersigned requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(Name)

(Address, Including Zip Code)

(Social Security or Tax Identification Number)

DELIVER TO:

(Name)

at

(Address, Including Zip Code)

If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing. In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______________ by certified check, bank cashier’s check or money order payable in United States currency to the order of the Company.

Dated:	,

Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER OF HOLDER

6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee	Social Security No. or Tax I.D.	Address	No. of Warrants

and does hereby irrevocably constitute and appoint __________________________________ Attorney, to make such transfer on the books of Beta Oil & Gas, Inc., a Nevada corporation, maintained for that purpose, with full power of substitution in the premises.

Dated:	,

Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

1

EXHIBIT A

FORM OF STOCKHOLDERS CERTIFICATE

The undersigned (the “Purchaser”) is exercising the warrants (the “Warrants”) tendered with this certificate, and in connection with such exercise, hereby certifies to Beta Oil & Gas, Inc., a Nevada corporation (the “Company”) that the Purchaser understands and agrees that:

1.   The shares of common stock of the Company (the “Shares”) deliverable upon exercise of the Warrants are not registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the offering and sale of the Shares is intended to be exempt from registration under the Securities Act;

2.   The Shares to be acquired by the Purchaser pursuant to exercise of the Warrants are being acquired for its own account and without a view to the distribution of such Shares or any interest therein; provided that (i) this representation shall not prejudice the Purchaser’s right at all times to sell or otherwise dispose of all or any part of theShares so acquired by the Purchaser pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act and (ii) the disposition of the Purchaser’s property shall be at all times within its control;

3.   The Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Shares;

4.   The Purchaser represents and warrants that the Company has made available to the Purchaser or its agents all documents and information relating to an investment in Shares requested by or on behalf of the Purchaser; and

5.   The Purchaser is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act.

6.   All Shares issued on delivery of this certificate shall bear the legend set forth on page 1 of the Warrant Certificate.

In witness whereof, the Purchaser has caused this Certificate to be duly executed on this ____ day of ____________, ___________.

[Name of Purchaser]

By:

Name:

Title:

2

Exhibit E

Major Stockholders

Steve A. and Lisa L. Antry, JTWROS

St. Cloud Investments Ltd.

Bomoseen Investment Holdings, Ltd.

Dandelion International Limited

R. Thomas Fetters and Emily Janet Fetters

Joe C. Richardson, Jr.

Joe C. Richardson, Jr., Trustee
FBO Joe C. Richardson, Jr., Trust
U/A 05/17/91

Rolf N. Hufnagel and
Doreen G. Hufnagel, Trustees
Rolf N. Hufnagel Trust
U/A 06/01/98

Robert E. Davis, Jr.

1